UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

VAMPT AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53998	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2212 Queen Anne Avenue N.

Seattle, WA 98109

(Address of principal executive offices)

866-725-0541

(Registrant’s telephone number, including area code)

518 17th Street, Suite 1000, Denver, Colorado 80202, 800-508-6149
(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 on a Form 8-K/A (the “Amendment”) is to amend our current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 11, 2012 (the “Initial Filing”).

This Amendment amends and restates the Initial Filing.

Unless otherwise specifically stated, the disclosure provided in this document speaks as of the date of the Initial Filing and has not been update with more current information. This Amendment should be read in conjunction with the Initial Filing and our other filings made with the SEC subsequent to the date of the Initial Filing.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we”, “us”, “our”, “our Company” or “the Company” are to the combined business of Coronado Corp. and its consolidated subsidiary. Following completion of the Merger (described in further detail below), Coronado Corp. changed its name to Vampt America, Inc. Further details are included in the Form 8-K filed with the SEC on June 20, 2012.

In addition, unless the context otherwise requires and for the purposes of this Report only:

●  “Closing Date” means May 7, 2012;

●  “Coronado” refers to the former Coronado Corp., a Nevada corporation, now currently known as Vampt America, Inc.;

●  “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●  “Merger” means the merger by VB Acquisition and Vampt;

●  “Securities Act” refers to the Securities Act of 1933, as amended;

●  “Vampt” refers to Vampt Beverage USA, Corp., a Nevada corporation;

●  “Vampt Shareholders” means the shareholders of common shares in the capital of Vampt; and

●  “VB Acquisition” means VB Acquisition Corp. a Nevada corporation and a direct, wholly owned subsidiary of Coronado.

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Vampt

On the Closing Date, Coronado entered into a series of transactions pursuant to which to which it acquired an operating business by completing a merger of Coronado’s wholly-owned subsidiary, VB Acquisition, and Vampt in accordance with the Nevada Revised Statutes. The Merger was agreed to in a previously announced Merger Agreement entered into on December 8, 2011 by Coronado, Vampt and VB Acquisition, and was completed by converting 60.4% of the issued and outstanding common stock in the capital of Vampt and common share purchase warrants into the equivalent securities in Coronado at a ratio of three-quarters of a Coronado security for every 1 Vampt security issued at a price of less than $0.50 per share, and at a ratio of 1 Coronado security for every 1 Vampt security issued at a price of $0.50 or more, and outstanding as of the effective time of the Merger, for a total issuance of 10,568,751 Coronado Shares and Coronado Warrants to purchase up to an additional 476,250 Coronado Shares at a price of $0.75 per share until October 15, 2014, subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. As a result of the Merger, Vampt has become a controlled majority-owned subsidiary of Coronado. Vampt has one wholly-owned subsidiary, Vampt Brewing Company Limited.

As of May 7, 2012, there were outstanding subscriptions to purchase approximately 9,246,399 Vampt shares and 8,029,667 Vampt warrants, options and convertible debt. Coronado plans to make an offer to outstanding subscribers for common shares of Vampt and subscribers for warrants, options and convertible debt to convert their securities into equivalent Coronado securities on the same terms and conditions applicable to the Merger for subscriptions up to December 8, 2011 and on a 1:1 basis thereafter. If all subscriptions are converted, this will result in the issuance of an additional 7,665,893 Coronado shares and 7,858,083 securities convertible into common shares, comprised of warrants, options and convertible debt exercisable at prices ranging from $0.50 to $0.75 per share. Provided all Vampt subscribers agree to convert their securities, following such conversion Vampt will become a wholly-owned subsidiary of Coronado and Coronado will have a total of 39,338,292 Coronado common shares on a fully-diluted basis.

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Also pursuant to the Merger, Coronado created a class of Series A Preferred Stock (the “Preferred Shares”) and issued to Ian Toews, the former principal shareholder of Vampt, 100 Preferred Shares that carry the right for the holder to appoint two directors to Coronado’s board of directors for a period of 3 years after the effective time of the Merger and the right to receive 10% of the consideration tendered in the event of any take-over or buy-out of Coronado.

A diagram of Coronado’s corporate structure on completion of the Merger follows:

As a result of the foregoing transactions, Coronado is now a holding company operating through its controlled majority-owned subsidiary Vampt, a producer of and distributor of ready-to-drink flavored malt alcoholic beverages. Prior to completing the Merger, Coronado was a “shell company” as such term is defined in Rule 12b-2 under the Exchange Act. The transaction was accounted for as a reverse takeover/ recapitalization effected by a merger, wherein Vampt is considered the acquirer for accounting and financial reporting purposes.

Shareholders of Coronado own 27% of the company following completion of the Merger. Prior to completing the Merger, Donald Sharpe, formerly the sole executive officer and director of Coronado, was also its sole control person, holding 1,150,000 Coronado common shares representing 21% of Coronado’s issued and outstanding share capital. Mr. Sharpe’s shareholdings represent less than 5% of the issued and outstanding share capital post-Merger.

The Merger was conditioned upon, among other things, approval by Vampt Shareholders, no legal impediment to the Merger, the absence of any material adverse effect on our company or Vampt, completion of due diligence reviews by both companies, and any other necessary approvals. The Agreement and Plan of Merger contained certain closing conditions that were satisfied or waived on or before the Closing Date, including the requirement that Coronado have no material liabilities as of the Closing Date, and that all common shares of Coronado issued to Vampt shareholders on the Closing Date be subject to a pooling agreement as further described below.

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Coronado Settlement of Material Liabilities

In order to settle its material liabilities in advance of closing the Merger, Coronado completed a private placement financing by which it raised aggregate proceeds of $205,683.04 through the issuance of 1,285,519 Coronado Shares at a price of $0.16 per Coronado Share. The proceeds of the financing were used by Coronado to pay its outstanding accounts payable.

Coronado also settled certain current debts by issuing common shares pursuant to the following debt settlement and subscription agreements, dated effective as of December 16, 2011:

•	with Michael Bodino wherein Bodino has agreed to settle debt owed to Bodino in the amount of $162,500 by the issuance of 216,666 shares of our common stock at a deemed price of $0.75 per share; and
•	with D. Sharpe Management Inc., a company controlled by the sole director and officer of Coronado, wherein D. Sharpe Management has agreed to settle debt owed to it in the amount of $162,500 by the issuance of 216,666 shares of Coronado common stock at a deemed price of $0.75 per share.

See Coronado’s Form 8-K filed on January 17, 2012 for further details concerning the debt settlement and subscription agreements. Copies of the agreements are filed as exhibits thereto.

Hold Period and Pooling Agreement

The 10,568,751 Coronado Shares issued to former holders of Vampt Shares will be subject to a 1 year hold period (the “Hold Period”) in accordance with Section 5 of the Securities Act and Rule 144 of the general rule and regulations there under.

As a condition of closing the Merger, former shareholders of Vampt who received Coronado Shares upon closing of the Merger entered into a voluntary pooling agreement (the “Pooling Agreement”) dated as of the Closing Date, May 7, 2012, that will pool and release each holder’s shares in 25% increments, with the first release occurring 90 days after expiry of the Hold Period and subsequent releases occurring every 90 days thereafter. Former shareholders of Vampt also agreed pursuant to the Pooling Agreement not to vote their shares in favour of effecting a reverse split of the common shares in the capital of Coronado prior to April 1, 2014, except in the event that such a consolidation is proposed and put to a vote by shareholders prior to such date and the consolidation is in respect of a failure of our business, our inability to secure financing or a global financial crisis. See the Letter Agreement and Form of Pooling Agreement, a copy of which is filed as an exhibit to this Report.

The foregoing descriptions of the Preferred Shares, the Warrants, and the Pooling Agreement are qualified in their entirety by reference to the provisions of the Certificate of Designation for Preferred Stock, form of Warrant, the Pooling Agreement and the provisions of the Merger Agreement with respect thereto, all of which are filed as exhibits to this Report and are incorporated by reference herein.

Coronado’s Business Prior to the Merger

From inception until mid-December 2009, Coronado’s business plan was to build and operate a dental clinic in Costa Rica. Coronado actively pursued this business until undergoing a change of control on March 31, 2009. From April 1, 2009 to December 2009, management redirected the focus of the business on launching and operating a website to promote dental services combined with vacation packages in Costa Rica to an international clientele. For a referral fee, Coronado intended to introduce third-party dentists and dental clinics to vacationers looking to combine dental procedures with vacations abroad. The company would also arrange for travel accommodations and tour packages for those individuals. Coronado elected to abandon this business plan in mid-December 2009 due to an inability to generate revenues sufficient to fund its operations.

Management was of the view that a change in business direction was in the best interests of its shareholders. To that end, on December 16, 2009, Coronado entered into a letter agreement to acquire a 15% working interest in an oil and gas project located in Alaska, which was a farm-out from BP Exploration (Alaska) Inc. However, the short time lines set out in the letter agreement prevented Coronado from securing the financing required for it to participate in the project and the letter agreement expired on January 15, 2010. From that time until entering into negotiations with Vampt to complete the Merger, Coronado’s management was actively involved in seeking out potential opportunities to acquire an operating business and was a declared “shell company” under Rule 12b-2 under the Exchange Act.

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Item 2.01	Completion of Acquisition or Disposition of Assets.

DESCRIPTION OF BUSINESS

Vampt

Vampt was incorporated under the laws of Nevada on January 13, 2011 as a subsidiary of Vampt Beverage Corp. (“Vampt Canada”), a company incorporated under the federal laws of Canada. Vampt was extra-provincially registered in British Columbia, Canada on March 15, 2012 as it conducts business in Canada. Through a series of capitalizations completed in 2011, Vampt Canada’s ownership interest in Vampt was reduced to that of minority shareholder and Vampt is no longer a subsidiary of Vampt Canada. This has allowed Vampt to focus on its operations in the United States, and to pursue financing opportunities by completing the Merger with Coronado and having its securities quoted on the OTCQB.

Vampt and Vampt Canada have the following senior management in common: Ian Toews, Richard Ikebuchi and Darren Battersby. The companies also have a similar shareholder base as shareholders of Vampt Canada participated in a rights offering in Vampt as part of Vampt’s initial seed capital financing. Ian Toews is a common control person and director of both Vampt and Vampt Canada.

On November 25, 2011, Vampt acquired all right, interest and title in and to certain technology developed by Vampt Canada under a “Technology Transfer Agreement” that was subsequently amended by an “Amendment Agreement” dated December 31, 2011 (collectively, the “Technology Agreements”), for consideration of the issuance of 750,000 common shares in the capital of Vampt to Vampt Canada. The technology Vampt acquired includes various beverage formulas to produce malt beverage products in the United States, trade names, marks and artwork employing the name “Vampt”, bottling, distribution and retail networks and contractual and other relationships (collectively, the “Technology”). Title to the Technology vested in Vampt upon execution of the Technology Agreements. Vampt has generated revenues of $517,462 from the acquisition of the Technology for the period from inception to December 31, 2011.

On April 11, 2012, Vampt entered into a trademark assignment agreement with Vampt Canada pursuant to which all rights, interests and title of Vampt Canada in and to certain U.S. trademarks were assigned, sold and transferred to Vampt.

Concurrent with being assigned the trademarks, Vampt assumed the obligations of Vampt Canada as co-debtor under an operating loan facility of up to $2,000,000 originally granted to Vampt Canada and Vampt’s wholly-owned subsidiary, Vampt Brewing Company Limited by way of a loan agreement dated August 11, 2011 (the “Original Loan Agreement”) with certain individual accredited lenders ( the “Lenders”) and Kalamalka Partners Ltd. (“Kalamalka”) acting as agent to the Lenders. In furtherance thereof, Vampt entered into a “Loan Transfer, Guarantee and Warrant Agreement” dated effective April 11, 2012 (the “New Loan Agreement”) with Vampt Canada, Vampt Brewing Company Limited and Kalamalka, pursuant to which:

●	Vampt agreed to become a co-borrower with Vampt Brewing Company Limited under the New Loan Agreement (Vampt and Vampt Brewing Company Limited, collectively, the “Debtors”), pursuant to which the Debtors agreed to be jointly and severally liable for the amount of the Loan Balance plus any interest accruing from April 1, 2012 onward, which accrues at a rate 12% of the principal plus 4% of the balance of the credit facility from time to time that is in Kalamalka’s account but not yet drawn;;

●	the principal sum advanced under the Original Loan Agreement of $600,000 shall be the principal sum advanced under the New Loan Agreement (the “Loan Balance”);

●	the maximum principal available under the loan facility will be $1,200,000, including the Loan Balance;

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●	the term of the loan will end on March 31, 2014;

●	the Debtors paid $46,579.82 to Kalamalka on behalf of the Lenders for interest accrued under the terms of the Original Loan Agreement from August 2011 to April 2012, and $50,400 to Kalamalka in respect of a monitoring fee for acting as agent during the same period under the terms of the Original Loan Agreement;

●	pursuant to completion of the Merger, Vampt will issue such number of securities to Kalamalka and the Lenders such that upon conversion into securities of Coronado on the same terms applicable to the Merger, Kalamalka and the Lenders will hold in aggregate: (i) warrants to purchase 800,000 Coronado common shares at an exercise price of $0.75 per share until March 31, 2014; (ii) warrants to purchase Coronado 400,000 common shares at an exercise price of $0.75 per share until May 7, 2014; and (iii) warrants to purchase 750,000 Coronado common shares at an exercise price of $0.17 per share until March 31, 2014;

●	Kalamalka may in its sole discretion elect to convert any funds lent under the New Loan Agreement, excluding the previously advanced Loan Balance, into Coronado common shares at an exercise price of $0.75 per share until March 31, 2014, as provided in a transferrable convertible warrant;

●	Vampt Canada agreed to act as guarantor until the completion of the Merger and the issuance of Coronado warrants in exchange for Vampt warrants held by the Lenders and Kalamalka;

●	the Debtors are obligated to pay a monitoring fee to Kalamalka in respect of providing services as agent for the loan in the amount of $5,000 plus taxes per month from April 11, 2012 to April 30, 2012; from May 1, 2012 to March 31, 2013, the amount of $2,000 plus taxes per month; from April 1, 2013 to the time of repayment of the loan in full, the amount of $1,000 plus taxes per month;

●	Vampt Brewing Company Limited is required to maintain a borrowing base equal to a discount factor of 0.90 multiplied by the value of the sum of inventory plus accounts receivable;

●	Vampt Brewing Company Limited granted to the Kalamalka a security interest in all of its inventory, negotiable instruments, accounts, contract rights and other chattel paper, letters of credit, commercial tort claims, credit files, books, correspondence and other records in relation to the foregoing, and all cash and non-cash proceeds and interest;

●	Vampt entered into a “Pledge and Security Agreement” dated April 11, 2012 pursuant to which it pledged to Kalamalka, as security and collateral for all amounts owed under the New Loan Agreement, an exclusive lien over and security interest in and to a total of 1,001 common shares in the capital of Vampt Brewing Company Limited owned by Vampt, as well as any convertible securities, dividends or other distributions payable received by Vampt from time to time, as well as all cash and non-cash proceeds relating to the foregoing; and

●	Vampt, Vampt Brewing Company Limited, Kalamalka and the Lenders entered into an “Agency and Interlender Agreement” dated April 11, 2012, which appoints Kalamalka as agent to the Lenders for the purposes of the New Loan Agreement and all supporting agreements thereunder, and sets out the rights of Kalamalka and the rights of the Lenders with respect to one another.

By agreement dated April 30, 2012, Mark Wahlberg was engaged as an advisor to Vampt.

On March 14, 2012, Vampt entered into a “Barter and Marketing Services Agreement” with VamptX Corp. (“VamptX”), a company whose directors are Ian Toews, Richard Ikebuchi and Gregory Darroch, who are also the directors of Vampt, for VamptX to provide product awareness and marketing services and manage any barter services, all such services to be provided to Vampt at a price of cost plus 5%. The term of the agreement ends on March 13, 2017 unless earlier terminated by the parties in accordance with the provisions of the agreement. As consideration, Vampt sold to VamptX 1,000,000 common shares of Vampt at a price of $0.0001 per share, all of which were converted to 750,000 Coronado common shares upon completion of the Merger.

Our operations are subject to extensive regulatory requirements including production, product liability, distribution, importation, marketing, promotion, sales, pricing, labeling, packaging, advertising, compliance and control systems. Strict federal and state government regulations are imposed in the United States concerning virtually all aspects of our operations, including production, distribution, marketing, promotion, sales, pricing, labeling, packaging and advertising.

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Sources and Availability of Raw Materials and Production

We have contracted production of the Vampt product to a third party multi-national production service provider for start-up beverage companies, Associated Brewery Company, Inc. (“Associated Brewing”), who provides timely and cost-effective services to the beverage industry, which allows us to maintain a low level of overhead and achieve economies of scale. We have engaged Associated Brewing to oversee all phases of production, including procuring raw material, bottling and packaging, delivery, production planning and management, logistics, sampling and quality control. Associated Brewing also holds a license to produce alcoholic beverages in the United States.

Associated Brewing provides services to us under a “Brewing Agreement” dated effective January 1, 2012. Vampt has agreed to pay Associated Brewing fees ranging from $0.25 to $1.00 per case to provide its services. The Brewing Agreement has the following key terms:

●	Associated Brewing has been appointed as the exclusive producer and seller of the Vampt product and will provide logistics and production management services and compliance services in respect of production;
●	Associated Brewing will sell the Vampt product to customers we identify, provide us with monthly sales and product inventory reports, and invoice customers directly for product sales, as well as conduct initial efforts to collect on past due accounts;
●	Associated Brewing will maintain all federal and state licenses necessary to manufacture the Vampt product;
●	we will maintain all federal, state and local licenses necessary to identify customers and promote and market the Vampt product;
●	we will maintain responsibility for identifying customers and promoting and marketing the Vampt products;
●	we are required to maintain a general liability insurance policy of not less than $2,000,000 for our company and name Associated Brewing as an additional insured party on such insurance policy;
●	we will pay all federal and state excise taxes and other fees in connection with the sale of the Vampt product and reimburse Associated Brewing for all out-of-pocket expenses;
●	each party will indemnify the other upon the occurrence of certain events as further described in the agreement; and
●	subject to the right of each party to terminate the agreement as further described therein, the term of the agreement is for two years and is renewably automatically for successive one-year periods unless notice not to renew is given by either party to the other prior to the expiration of the original or any renewal term.

For the quarter ended March 31, 2012, we paid aggregate fees of $12,756.77 to Associated Brewing for their services.

Governmental Regulations

Our operations are subject to extensive regulatory requirements including production, product liability, distribution, importation, marketing, promotion, sales, pricing, labeling, packaging, advertising, compliance and control systems. Strict federal and state government regulations are imposed in the United States concerning virtually all aspects of our operations, including production, distribution, marketing, promotion, sales, pricing, labeling, packaging and advertising.

The distribution of alcoholic beverages is regulated in many countries, and often alcohol may only be sold through licensed outlets, varying from government or state operated monopoly outlets (in certain US states, Canada and Norway) to the common system of licensed outlets such as bars and restaurants, which prevails in much of the western world (for example, in most US states and the European Union). In about one-third of the states in the United States, price changes must be filed or published 30 days to three months, depending on the state, before they become effective.

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Labeling of alcoholic beverage products is also regulated in many markets, varying from health warning labels to importer identification, alcohol strength and other consumer information. As well as producer, importer or bottler identification, specific warning statements related to the risks of drinking alcoholic beverage products are required to be included on all alcoholic beverage products sold in the United States. Expressions of political concern signify the uncertain future of alcoholic beverage products advertising on network television in the United States. Any prohibitions on advertising or marketing could have an adverse impact on our sales.

Regulatory decisions and changes in the legal and regulatory environment could increase our costs and liabilities or impact our business activities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Vampt for the period from inception on January 13, 2011 to December 31, 2011. The financial statements of Vampt were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the financial statements and related notes of Vampt contained elsewhere in this Report, which fully represent the financial condition and operations of Vampt, but which are not necessarily indicative of future performance. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Business Overview

We were incorporated on January 13, 2011 under the laws of the State of Nevada. Our corporate vision is to be a major producer and global distributor of innovative ready-to-drink (“RTD”) flavored malt beverages (“FMB”) in the progressive adult beverage (“PAB”) category. We aim to become the fourth ranked brand by market share in the U.S. within the next five years. The market for single serve, RTD alcohol beverages is expanding annually with new entries and flavors entering the market. Our goal is to position the VAMPT brand to become a contender in the RTD industry.

The company has assembled an experienced management team with extensive knowledge in the food and beverage industry. Vampt’s executive and senior leadership team is comprised of former Mike’s Hard Lemonade employees who developed sales, national accounts, innovation, production and operations teams. Together they have developed the VAMPT product, which is primarily targeted at male consumers ranging in age from 21 to 32 years of age. We believe this untapped market will allow us to develop a niche within the FMB industry.

We have generated revenues of $517,462 from our inception to December 31, 2011 and we are optimistic that we have the right combination of management expertise and branding to successfully establish a consumer base for our products.

Vampt has one wholly-owned subsidiary, Vampt Brewing Company Limited, which was incorporated in the State of Nevada on July 21, 2011.

Industry Overview and Competitive Landscape

Top PAB Vendors

% of PAB
Mark Anthony Brands Inc. (Mike’s Hard Lemonade)	32.1%
Diageo Guinness USA (Smirnoff)	25.4%
Phusion Projects Inc (Four Loko)	16.8%
TOTAL	74.3%

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Seasonality

Sales volumes of the PAB category are impacted by weather and product launch timing. The majority of retail sale purchases run from April to the end of August. Holidays and seasonal events that occur in warmer weather historically results in increased volume of sales.

Vampt Product and Market

The VAMPT product has been launched in 8 Western U.S. markets beginning in the first quarter of 2011. All products must adhere to a three-tier distribution system (manufacturer sells to distributor who sells to retailer who sells to consumers). In the U.S., two distributor networks are responsible for the majority of the distribution volume – Anheuser Busch Inbev and Miller Coors. The distributor contracts we entered into in 2011 focused on Anheuser-Busch (“AB Distributors”) distributors. There are approximately 650 AB Distributors (out of a total of 3,300 distributors) in the U.S. who hold a combined market share of 48.2% of the U.S. malt liquor market.

Our production coordination is contracted out to Associated Brewing, a multi-national production service provider for start-up beverages companies. City Brewing in La Crosse, Wisconsin was selected as the initial bottling sites for the U.S. launch.

Primary distribution focus in the U.S. will be on grocery, C-Stores, G-Stores, UDS (up and down the street) and retailers that are primarily serviced by beer distributors. This strategy meets the regulatory requirements for distribution of alcoholic beverages. This also ensures that outlets are serviced in accordance with industry standards that require a Direct to Store Delivery distribution system.

VAMPT’s primary target market is 21 to 32 year old men. This age group represents the largest consumer of progressive adult beverages. The VAMPT consumer is single and upwardly mobile, lives in a cosmopolitan city, and frequents bars and nightclubs. The income for this core target group ranges from students juggling part-time jobs to young adults with professional careers. While income levels may vary, all members in this target have disposable income that is used primarily for entertainment and social activities. Historically during challenging economic times sales for consumer goods such as food and beverage increase.

While VAMPT’s core target market is men, women are also expected to be attracted to the brand. The market is saturated with FMBs geared towards women, and testing shows that even women are looking for sexier, stronger alternatives to the traditional FMBs.

In addition to the core customers described above, VAMPT also appeals to an older demographic. This older group will be attracted to more grown-up alternatives to the wine and coolers they are currently consuming.

Regulatory

The U.S. alcoholic beverage market is carefully controlled at the federal level by the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Treasury Department, by each U.S. state and by local governments. Compliance is mandatory for entry and includes regulatory requirements governing manufacturing, distribution and product liability. Vampt is approved for distribution in the U.S. and individually in each State where the product is currently being distributed. Governmental entities also levy taxes and may require bonds to ensure compliance with applicable laws and regulations.

In the U.S., states laws generally mandate a three-tier system of regulation for FMB products from manufacturer to wholesaler to retailer, meaning that we must work with licensed third-party distributors to distribute our products to the points of connection.

Both U.S. federal and state laws generally prohibit manufacturers from providing anything of value to retailers, including paying slotting fees or holding ownership interests in retailers. Some states prohibit manufacturers from being licensed as wholesalers for their own products. State laws also regulate the interactions among manufacturers, their wholesalers and consumers by, for example, limiting merchandise that can be provided to consumers or limiting promotional activities that can be held at retail premises. Additionally, alcoholic beverages may not be sold to anyone under the age of 21 in most states.

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Our products are generally sold in bottles or cans. Legal requirements apply in various jurisdictions in which we operate, requiring that deposits or certain ecotaxes or fees are charged for the sale, marketing and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of beverage container-related deposit, recycling, ecotax and/or extended producer responsibility statutes and regulations also apply in various jurisdictions in which we operate.

Management Discussion

Our 2011 revenue and shipments were below expectation due to the timing of our product launch, which did not occur until July 1, 2011. The PAB selling season is February to the end of July. Delays in closing capital investment created a delay in promotion and distributing the VAMPT product. We anticipate that the timing of the merger closing on May 7, 2012 will result in a similar selling season impact for 2012.

We currently pre-pay our suppliers for production expenditures and expect our cash flow to improve with our ability to secure vendor payment on net 30 day payment terms as we increase the speed and frequency of production and shipments of the Vampt product.

Our product sales in 2011 were split approximately evenly, with 50% attributed to bottled product sales and 50% to cans. New market inquiries and the growth of our convenience store sales channels has led our management to believe that our product sales for the 2012 fiscal year will be approximately 75% attributed to sales of canned products and 25% to bottled products. This sales mix will result in increased net margins as cans have a lower cost to produce.

Recent Events

Reorganization

On May 7, 2012, Vampt completed the Merger with Coronado as described elsewhere in this Report.

Convertible Debenture

In February, 2012 Vampt borrowed a total of $385,000 from Kalamalka and the Lenders pursuant to a convertible debenture bearing interest at a rate of 9% per annum. The convertible debenture is due February 28, 2013 (the “Debenture Due Date”), but is convertible as to principle and interest at any time at the holder’s election into units at a rate of $0.75 per unit. Each unit is comprised of one common share and one-half of a warrant. Each whole warrant is exercisable at a price of $0.75 until the Debenture Due Date.

Results of Operations from Inception on January 13, 2011 to December 31, 2011

Revenues

Vampt was incorporated on January 13, 2011 and set its fiscal year end as December 31st. For the period from inception to December 31, 2011, Vampt generated revenues of $517,462. Vampt’s operations to date have consisted of business formation, strategic development, marketing, product development, and an initial product launch in three markets in the United States, and have expanded to include 8 states as of the date of this Report.

Inventories

As at December 31, 2011, we held a total of $570,541 in inventory, including $64,389 in raw materials such as ingredients, concentrate and packaging, and $506,152 in finished goods, including product ready for shipment and promotional merchandise held for sale. Our allowance for write-down of inventory is in the amount of $314,867 for perishable items that we deem have a reasonable chance of expiring prior to being sold.

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Cost of Goods Sold and Expenses

Cost of goods sold for the period from January 13, 2011 to December 31, 2011 totaled $916,376, including $513,202 relating to the sales of our products and $403,174 in inventory write-downs and adjustments. As of December 31, 2011, we held inventory worth $570,541, including $64,389 in raw materials and $506,152 in finished goods, of which we estimated $314,867 we wrote down as it was likely to reach its expiration date shortly.

Our expenses for the same period totaled $1,489,698, including costs associated with the development, marketing and launch of our products such as sales and marketing expenses of $514,764, product research and development expenses of $100,174 and travel expenses of $150,146. We also incurred $473,548 in expenses related to compensation and benefits for sales and marketing staff in the United States.

In addition, we incurred professional fees, including accounting, auditing and legal expenses, of $127,555, general and administrative expenses of $72,789 and interest and financing fees of $50,722 associated with the promissory notes payable pursuant to which we raised proceeds of $575,000. See “Liquidity and Capital Resources – Net cash flow from financing activities” below for further details.

Net loss

For the period from January 13, 2011 to December 31, 2011, we experienced a net loss of $1,888,612.

Liquidity and Capital Resources

As of December 31, 2011, we had cash of $13,469 and accounts receivable of $27,774. Our inventories as provided in our balance sheet as of December 31, 2011 totaled $255,674, and we held prepaid expenses and deposits of $11,299. To date, Vampt has raised $1,635,537 through a combination of debt and equity financing.

Net cash flow from operating activities

We used $1,622,068 in operating activities for the period from January 13, 2011 to December 31, 2011 to fund our initial product development, marketing and production and distribution, and related activities. This included a substantial amount of resources held in the form of product inventory as at December 31, 2011.

Net cash flow from investing activities

We did not engage in any investing activities for the period from January 13, 2011 to December 31, 2011.

Net cash flow from financing activities

Net cash provided by financing activities was $1,635,537 for the period from January 13, 2011 to December 31, 2011. This consisted of $754,016 received as advances from stockholders in the normal course of operations; $575,000 in proceeds from the issuance of promissory notes; $34,122 from the issuance of convertible debt; and $272,398 from subscribed for but unissued common stock. Further details concerning the stockholder advances, promissory notes and issuance of convertible debt follow:

●	Stockholder Advances (Proceeds of $754,016) – Vampt Canada advanced $754,016 to Vampt. The amount is unsecured, bears no interest and will be repaid at a minimum of 10% before tax profit of Vampt, calculated on an annual basis.

●	Promissory Notes (Proceeds of $575,000) – The promissory notes are payable by us to Kalamalka and the Lenders, who have made available to us under an agency and interlending revolving agreement up to $1,200,000. Interest is payable monthly in arrears at a rate of 4% per annum on advances from the Lenders to the agent, and 12% per annum on advances from the agent to us. Repayment is due on or before March 31, 2014. We had also agreed to issue one warrant for every C$0.75 advanced to us; however, following year end we entered into negotiations with the Lenders and agreed to instead issue 750,000 warrants exercisable at $0.17 per share and 400,000 warrants exercisable at $0.75 per share. The warrants will expire on March 31, 2014.

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●	Convertible Debt (Proceeds of $34,122) – During the year ended December 31, 2011, Vampt issued preferred return convertible certificates that are convertible into common stock at a price of $0.50 per share on demand. The units are redeemable 18 months after issuance at twice the original face value, less previous payments made to the date of redemption. Each convertible debt certificate holder received common share purchase warrants at a rate of one warrant for every $10 of convertible certificates purchased. Each warrant has a 3-year exercise term and is exercisable at $0.50 per share.

●	Subscribed for but Unissued Common Stock (Proceeds of $272,398) – As at December 31, 2011, Vampt had received subscriptions to purchase a total of 17,317,746 common shares at prices ranging from $0.0001 to $0.75 per share for total subscriptions amounting to $272,398. The Company has one year to accept the subscriptions and issue the shares or to return the funds. The funds may be used for general business purposes upon receipt. No interest will accrue on any subscription funds received, regardless of whether the subscription is accepted or rejected within the one year period.

We expect that our total expenses will increase over the next year as we increase our business operations. We anticipate generating revenues of $740,000 over the next year. However, we anticipate that we will require additional capital to fund our expansion plans in order to support the operations and marketing plan for the company. Our plan of operations for the next 12 months is to raise additional equity financing of up to $3,500,000 by issuing shares at a price of approximately $0.50 to $1.00 per share, depending on market conditions. Provided we are able to raise $3,500,000 in equity financing, we plan to allocate the funds approximately as follows: $446,000 to increase our marketing and advertising budget; $1,713,000 on operations and to increase our inventory; $25,000 to invest in acquiring capital assets; and the remaining $1,316,000 for financing costs and general working capital purposes.

There can be no assurance that we will obtain any additional financing, on terms acceptable to us or at all. In the event we are unable to obtain the required financing, our business may fail. An investment in our securities involves significant risks and you could lose your entire investment.

Material Commitments for Capital Expenditures

We had no material commitments for capital expenditures as of December 31, 2011.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies we will continue to realize our assets and discharge our liabilities in the normal course of business. As at December 31, 2011, we had a working capital deficiency of $225,917 including inventories, and of $481,591 excluding inventories. Our accumulated deficit was $1,907,095. Our continuation as a going concern is dependent upon the ability to generate sales for our products and the attainment of profitable operations, or failing that, continued financial support from our shareholders and the ability to obtain necessary equity or debt financing to continue operations,. These factors raise substantial doubt regarding our ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Critical Accounting Policies

Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Specific estimates include the realizability of receivables, inventory valuation, contingencies and forecasts supporting the going concern assumption.

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Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, when title and risk of ownership have passed, the sales price is fixed or determinable, and collection is probable. Generally, this will be at the point of shipment from the processing facility as all sales are final and there is no right of return. We estimate provisions for product returns at the time of sale.

Research and Development

We engage in various research and development activities that principally involve the development of new products and improvements of existing products. We expense all research and development costs as incurred.

Inventories

Inventories are stated at the lower of cost or market value and include adjustments for estimated obsolete or excess inventory. Cost is based on actual cost on a weighted average basis. The costs of finished goods inventories include raw materials, direct labor and direct production costs. Reserves for excess inventories are based on an assessment of slow-moving and obsolete inventories, determined by future estimated sales in relation to the product approaching its expiration dates. Provisions for obsolete or excess inventory are recorded in cost of goods sold. We recorded a charge for the write-down of excess inventory during the period.

Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significant affect estimated fair values. Our financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities. Their carrying values approximate fair values because of the short-term nature of these instruments. The fair value of advances from stockholder has not been considered practicable to determine given the related party nature of these transactions and uncertainties surrounding timing of payments.

Recent Accounting Pronouncements

In December 2011, the FASB issued guidance that revises the disclosure requirements about offsetting assets and liabilities on the face of the statement of financial position. Entities will be required to disclose both gross information and net information about both instruments and transactions eligible to be offset directly in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting agreement. The adoption of this standard is effective for our fiscal year ending 2013 and will not have a material impact on our financial statements.

In June 2011, the FASB issued guidance that revises the manner in which entities present comprehensive income in their financial statements, which requires entities to report the components of comprehensive income in either a single, continuous statement or two separate but consecutive statements. The guidance will become effective for us at the beginning of fiscal 2013 and will result in a change in how we present comprehensive income components. The adoption of this standard will not have a material impact on our financial statements.

In May 2011, the FASB issued guidance to amend the fair value measurement and disclosure requirements. The guidance requires the disclosure of quantitative information about unobservable inputs used, a description of the valuation process used, and a qualitative discussion around the sensitivity of the measurements. The guidance will become effective for us at the beginning of fiscal 2012. The adoption of this new guidance will not have a material impact on our financial statements.

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Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Interim Periods

Management’s Discussion and Analysis

Results of Operations for the Three Months Ended March 31, 2012

Revenues

For the three months ended March 31, 2012, Vampt generated revenues of $27,850, as compared to revenues of $207,025 for the three months ended March 31, 2011. The decrease in revenues of $179,175 is attributable to Q1 2011 being the first period of operations for which there were higher sales, in keeping with an initial product launch. There were a number of distributors ordering the first production run to receive product and launch the brand, and the company launched the Vampt product in a number of new markets in Q1 2011, resulting in higher revenues for the period. Subsequent reorders for new product only occur periodically throughout the year, resulting in lower revenues for Q1 2012 as the product is only selling in a limited number of markets.

Inventories

As at March 31, 2012, we held a total of $213,843 in inventory, including $44,222 in raw materials such as ingredients, concentrate and packaging, and $428,621 in finished goods, including product ready for shipment and promotional merchandise held for sale. This compares to $255,674 in inventory held as at December 31, 2011. Our allowance for write-down of inventory is in the amount of $259,000 for perishable items that we deem have a reasonable chance of expiring prior to being sold.

Cost of Goods Sold and Expenses

Cost of goods sold for the three months ended March 31, 2012 totaled $39,358, which is a decrease of $157,343 from cost of goods sold of $196,701 for the three months ended March 31, 2011.

Our expenses for the three months ended March 31, 2012 totaled $310,192, including compensation and benefits of $164,387, sales and marketing expenses of $57,634, travel expenses of $20,654, professional fees of $38,810, and general and administrative expenses of $28,707. For the three months ended March 31, 2011, expenses totaled $176,457, including $103,813 in compensation and benefits expense, $6,874 in sales and marketing expense, $36,677 in travel expenses, professional fees of $23,835, general and administrative expenses of $5,018 and product research and development expense of $240.

Net loss

For the three months ended March 31, 2012, we experienced a net loss of $354,336, as compared to a net loss of $166,133 for the 2011 quarter.

Liquidity and Capital Resources

As of March 31, 2012, we had cash and cash equivalents of $81,842 and accounts receivable of $10,311, as well as accounts receivable due from a related party of $25,000. Our inventories as provided in our balance sheet as of March 31, 2012 totaled $213,843, and we held prepaid expenses and deposits of $61,000. To March 31, 2012, Vampt has raised $748,989, net of financing and offering costs, through a combination of debt and equity financing.

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Net cash flow from operating activities

We used $614,553 in operating activities for the three months ended March 31, 2012 in order to continue to fund product development, marketing, production, distribution and related activities and the general business operations of Vampt.

Net cash flow from investing activities

We did not engage in any investing activities for the three months ended March 31, 2012.

Net cash flow from financing activities

Net cash provided by financing activities was $682,926 for the three months ended March 31, 2012. This consisted of $409,885 from the issuance of convertible debt and $349,134 from the issuance of common stock, which was offset by $66,063 in repayments to a related party and $10,030 in payment of financing fees. Further details are as follows:

●	Convertible Debt (Proceeds of $29,295) – During the three months ended March 31, 2012, Vampt issued preferred return convertible certificates that are convertible into common stock at a price of $0.50 per share on demand. The units are redeemable 18 months after issuance at twice the original face value, less previous payments made to the date of redemption. Each convertible debt certificate holder received common share purchase warrants at a rate of one warrant for every $10 of convertible certificates purchased. Each warrant has a 3-year exercise term and is exercisable at $0.50 per share.
●	Convertible Debt (Proceeds of $380,590) – During the three months ended March 31, 2012, we issued convertible debentures bearing 9% interest per annum due February 28, 2013. The debenture is convertible as to principal and interest at any time at the holder’s election into share units (“Share Units”) at a price of $0.75 per Share Unit. Each Share Unit is comprised of one common share and one-half of a warrant, each whole warrant entitling the holder to purchase one additional common share at a price of $0.75 for a period of 18 months from the debenture issue date.
●	Issuance of Common Stock (Proceeds of $349,134) – Vampt issued an aggregate of 20,426,978 common shares at prices ranging from $0.0001 to $0.75 per share for total proceeds of $349,134.
●	Related Party Repayment ($66,063) – Vampt repaid $66,063 to Vampt Canada in repayment of prior stockholder advances. Vampt Canada is a related party of Vampt.
●	Financing Fees (Payment of $10,030) – Vampt paid $10,030 in financing fees related to the issuance of convertible debt.

Material Commitments for Capital Expenditures

We had no material commitments for capital expenditures as of March 31, 2012.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies we will continue to realize our assets and discharge our liabilities in the normal course of business. As at March 31, 2012, we had a working capital deficiency of $1,539,012 including inventories, and of $1,752,855 excluding inventories. Our accumulated deficit was $2,261,431. Our continuation as a going concern is dependent upon the ability to generate sales for our products and the attainment of profitable operations, or failing that, continued financial support from our shareholders and the ability to obtain necessary equity or debt financing to continue operations,. These factors raise substantial doubt regarding our ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

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Material Changes in Financial Condition

Financial Condition – March 31, 2012 and December 31, 2011

The following summary of material changes in financial condition should be read in conjunction with our financial statements for the quarter ended March 31, 2012, which are included herein.

Cash and cash equivalents increased from $13,469 at December 31, 2011 to $81,842 at March 31, 2012. Accounts payable and accrued liabilities decreased from $529,954 at December 31, 2011 to $281,713 primarily due to increased funds available to pay down vendor balances due to the issuance of debt and common shares. Short and long term convertible debt increased, respectively from $0 and $34,121 at December 31, 2011 to $380,590 and $64,702 at March 31, 2012 as a result of the issuance of convertible debt during the period. The balance of $754,180 due to stockholder at December 31, 2011 decreased to $683,937 due to repayments made during the period on the outstanding balance. The aggregate of capital stock and paid in capital increased from $1 at December 31, 2011 to $662,244, offset by the decrease of capital stock subscribed, but unissued due to the net issuance of common stock issued during the period.

Material Changes in Results of Operations

Results of Operations – Three Months Ended March 31, 2012 and Three Months Ended March 31, 2011

The following summary of our results of operations should be read in conjunction with our financial statements for the quarter ended March 31, 2012, which are included herein.

Our deficit increased to $2,261,431 as of March 31, 2012, and we sustained a net loss of $354,336 for the three months ended March 31, 2012. This compares to a net loss of $166,133 for the same period in 2012. Our losses have increase primarily as a result of a reduction in revenues from the sale of our single malt beverage product “VAMPT”. In the prior period, revenues were associated with the initial launch of our product in the Western United States. Initial orders to supply the distribution chain are usually large and then are followed up with smaller orders as inventories deplete. In the current period we did not launch any new markets and thus our comparative revenue figures are significantly lower. Our compensation and benefits also increased from $103,813 for the three months ended March 31, 2011 to $164,387 for the three months ended March 31, 2012 as a result of hiring two full time employees. We also incurred higher sales, marketing and travel costs of $78,288 for the three months ended March 31, 2012 as compared to $43,551 for the same period in 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of May 7, 2012 of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. After giving effect to the Merger, there were 17,287,602 Coronado common shares issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class Post-Merger (2)		Percentage of Class After Outstanding Conversions (and Fully-Diluted) (3)
Series A Preferred Stock	Ian Toews 187 Terrace Hill Court Kelowna, BC Canada V1V 2T2	100 (4)		100%		100%

Common Stock	Inventur Holdings Corp. (5) 187 Terrace Hill Court Kelowna, BC Canada V1V 2T2	3,375,000		19.5%		13.5%
Common Stock	Richard Ikebuchi 3411 Moberly Road Kelowna, BC Canada V1W 3H9	768,750		4.4%		3.1%
Common Stock	Jaime Guisto 2212 Queen Anne Avenue N. Seattle, WA 98109	373,125		2.2%		1.5%
Common Stock	Gregory Darroch 576 Middleton Way Coldstream, BC Canada V1B 3W8	956,250		5.5%		3.8%
Common Stock	0913584 B.C. Ltd. (6) 1422 Copper Mountain Court Vernon, BC Canada V1B 3Y7	463,125		2.7%		1.9%
Common Stock	Vampt Beverage Corp. (7) 30084 RPO Glenmore Kelowna, BC V1V 2M4	450,000		2.6%		1.8%
Common Stock	VamptX Corp. (7) 187 Terrace Hill Court Kelowna, BC V1V 2T2	750,000		4.3%		3.0%

		100 Series A Preferred Shares(4)		100% Series A Preferred Shares		100% Series A Preferred Shares
	All Officers, Directors and Related Parties as a Group
		7,136,250 Common Shares		41.3% Common Shares		28.6% Common Shares

Common Stock	Drew Bonnell Suite 1660 – 1055 West Hastings Street Vancouver, BC Canada V6E 3B9	933,333		5.4%		3.7%
Common Stock	Greg Burnett Suite 3023 – 595 Burrard Street Vancouver, BC Canada V7X 1K8	983,333		5.7%		3.9%
Common Stock	Abeir Haddad 3080 Rosebery Avenue West Vancouver, BC Canada V7V 3A9	933,334		5.4%		3.7%
Common Stock	Kalamalka Partners Ltd. (8) Suite 101 – 2903 35 th Avenue Vernon, BC Canada V1T2S7	59,250	(9)(10)	-%	(9)	(9)(10)

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(1)	In connection with closing of the Merger, all shareholders of Vampt who received Coronado shares entered into the Pooling Agreement. See Item 1.01 of this Report for further details.
(2)	Based on 17,287,602 issued and outstanding Coronado common shares after giving effect to the Merger.
(3)	Based on 24,953,495 issued and outstanding Coronado common shares after giving effect to the Merger and assuming the conversion of all outstanding subscriptions to purchase Vampt shares into 7,665,893 Coronado shares as described in Item 101 of this Report.
(4)	Shares of Series A Preferred Stock carry no voting rights except that holders will have the power to appoint two directors to the board of directors until May 7, 2015.
(5)	A company over which Ian Toews exercises voting control.
(6)	A company controlled by Darren Battersby.
(7)	A company whose directors, Ian Toews, Richard Ikebuchi and Gregory Darroch, who are also the directors of Vampt. Such directors have voting and dispositive control over the shareholdings of VamptX Corp.
(8)	Includes security holdings of Kalamalka and the Lenders for whom Kalamalka acts as agent.
(9)	59,250 common shares in Vampt USA are held by one of the Lenders, and have not yet been converted into Coronado common shares. Such holdings represent less than 1% of the issued and outstanding Coronado common shares calculated on the basis described in footnote (2) above.
(10)	In aggregate, Kalamalka and the Lenders hold warrants to purchase an additional: (i) 800,000 Coronado common shares at $0.75 per share expiring on March 31, 2014; (ii) 400,000 Coronado common shares at a price of $0.75 per share expiring on March 31, 2014; and 750,000 Coronado common shares at $0.17 per share expiring on March 31, 2014. If fully exercised, Kalamalka and the Lenders’ 1,950,000 share purchase warrants and the 59,250 common shares held by one of the Lenders represent 5.1% of the 39,338,292 Coronado common shares on a fully diluted basis, after giving effect to the Merger and the conversion of all outstanding Vampt securities.

Changes in Control

We are not aware of any arrangements that may result in a change of control of us at a subsequent date.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Merger, the executive officers and directors of Coronado resigned. Also effective upon the closing of the Merger, the following persons were appointed as our directors and officers:

Name	Age	Position
Ian Toews	46	Chief Executive Officer, Secretary, Treasurer and Director
Richard Ikebuchi	57	President and Director
Darren Battersby	44	Chief Financial Officer
Gregory Darroch	54	VP Finance and Director
Jaime Guisto	54	VP Sales

Ian Toews was appointed as our Chief Executive Officer, Secretary, Treasurer and a director on the Closing Date in accordance with the Agreement and Plan of Merger. Mr. Toews was the President, Secretary, Treasurer and sole director of Vampt from January 13, 2011 to the Closing Date. He is a founder of Vampt Canada and has served as the President, Chief Executive Officer, Secretary and a director since June 1, 2009 to present. From 2001 to 2008, Mr. Toews was the CEO and director of Foodsteps International Inc., a company he founded that has developed a portfolio of 12 food products for sale in grocery and specialty stores in the United States, Canada and Mexico. He began his career with the Jim Pattison Group, one of Canada’s largest private companies, where he held management positions with their Overwaitea Food Group.

Mr. Toews was determined to be a suitable candidate to serve as a director based on his 25 years of experience in the food and beverage and finance industries, and his past experience as an executive officer. Mr. Toews will devote approximately 70% of his time to serving as our Chief Executive Officer, Secretary, Treasurer and as a director. See “Executive Compensation – Employment Agreements” for details of our management agreement with Mr. Toews.

Richard Ikebuchi was appointed as our President and a Director on the Closing Date. He has been the Chief Executive Officer of Vampt Beverage Canada from March 2010 to present, and the CEO of Ikebuchi & Associates from January 2010 to present. Ikebuchi & Associates is a private company through which Mr. Ikebuchi provides business improvement consulting services to new startup companies in the beverage industry. From January 2001 to November 2009, he was the Director Operations with the Mark Anthony Group Inc., a company in the business of selling and distributing a number of well-known brands of alcoholic spirits and wines in North America, including Mikes Hard Lemonade, Palm Bay, Okanagan Cider and Mission Hill. Mr. Ikebuchi has extensive experience with new product development, product launches and branding. He is a certified facilitator in change-process management. Mr. Ikebuchi has also worked with industry leaders such as Jack Daniels, Red Bull, Corona, Pepsi and Coke in beverage procurement, production and distribution.

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Mr. Ikebuchi was selected to serve as a director based on his past experience in the alcoholic beverage industry, as well as his knowledge base in the area of new product launches and product development, which we believe will assist us with building the Vampt brand and launching the product in different markets in the United States. Mr. Ikebuchi will devote approximately 90% of his time serving as our President and as a director. See “Executive Compensation – Employment Agreements” for details of our management agreement with Mr. Ikebuchi.

Darren Battersby was appointed to the position of Chief Financial Officer on the Closing Date. Mr. Battersby has been a Chartered Accountant in British Columbia since 1997 and holds a Bachelor of Business Administration degree from Simon Fraser University. He provides accounting and financial consulting services to private and public companies in a number of industries through Financial Matters Consulting Inc., a company he co-founded in July 2011. From February 2006 to May 2008, he was the Chief Financial Officer of OneMove Technologies Inc., a leading provider of web-based real estate transaction platforms and the creator of online conveyancing software. From May 2008 to July 2011, he provided consulting services to a variety of public companies.

Mr. Battersby will devote approximately 40% of his time serving as our Chief Financial Officer. See “Executive Compensation – Employment Agreements” for details of our management agreement with Mr. Battersby.

Gregory Darroch was appointed as our VP Finance and a director on the Closing Date. He has been a self-employed real estate developer carrying on business through Darroch Investments Ltd. from February 2004 to present. Mr. Darroch’s knowledge of real estate development and money management was acquired from his 18 years of employment with the Canadian Imperial Bank of Commerce prior to entering the real estate development industry.

Mr. Darroch was selected to serve as a director based on his experience in the banking industry where he gained knowledge about business financings. Mr. Darroch will devote approximately 25% of his time serving as our VP Finance and as a director.

Jaime Guisto holds the position of VP Sales, which he was appointed to on the Closing Date. Mr. Guisto has provided consulting services to companies in the beverage industry through a personal consulting services company, Gusto Beverage Management, LLC, since 2009. From 1999 to 2009, he was the Director of Sales with the Mark Anthony Group Inc., a company in the business of selling and distributing a number of well-known brands of alcoholic spirits and wines in North America, including Mikes Hard Lemonade, Palm Bay, Okanagan Cider and Mission Hill. As Director of Sales, Mr. Guisto assisted with the successful U.S. launch of Mikes Hard Lemonade in 1999. See “Executive Compensation – Employment Agreements” for details of our management agreement with Mr. Guisto.

Mr. Guisto will devote approximately 100% of his time serving as our VP Sales.

Significant Employees

Other than our executive officers, no persons are expected to make significant contributions to our business as of the date of this Report.

Family Relationships

There are no family relationships among any of our officers or directors.

Other Directorships

During the past five years, our directors, Ian Toews, Richard Ikebuchi and Gregory Darroch, have not held any other directorship positions with other companies registered under the Exchange Act.

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Corporate Governance

The business and affairs of the merged entity are managed under the direction of the Board of Directors (the “Board”). Our Board is comprised of three directors, Mr. Toews, Mr. Ikebuchi and Mr. Darroch.

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until their resignation or removal by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Independence

Our securities are quoted on the OTCQB, which does not have any director independence requirements. Once our operations are sufficiently established, we plan to develop a definition of independence and scrutinize our Board with regard to this definition.

Board Committees

We do not have an audit, nominating or compensation committee. We intend, however, to establish an audit committee and a compensation committee of our Board in the future following the Merger. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions”, none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

Coronado has adopted a corporate code of ethics that is designed to deter wrongdoing and promote honest and ethical conduct, provide full, fair, accurate, timely and understandable disclosure in public reports, comply with applicable laws, ensure prompt internal reporting of code violations and provide accountability for adherence to the code.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to the former executive officers of Coronado Corp. who resigned as of the Closing Date and the new executive officers of Vampt appointed on the Closing Date. These executive officers are referred to as the “named executive officers” in this section of the Form 8-K/A.

The discussion below pertains to compensation awarded or paid by Coronado Corp. and Vampt to the named executive officers during the fiscal year ended December 31, 2011. During this period, Coronado Corp. and Vampt did not pay any compensation to the named executive officers. Pursuant to Item 402(a)(5) of Regulation S-K we have omitted all tables and columns since no compensation has been awarded to, earned by, or paid to these individuals.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or named executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or named executive officers, except that stock options may be granted at the discretion of the Board or a sub-committee thereof.

Outstanding Equity Awards at Fiscal Year End

Coronado Corp. and Vampt had no outstanding equity awards at their years ended December 31, 2011.

Option Exercises and Stock Vested

During the fiscal year ended December 31, 2011 there were no options exercised by our named executive officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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Compensation Committee

We currently do not have a compensation committee of the Board or a committee performing similar functions. It is the view of the Board that it is appropriate for us not to have such a committee at this time because of our size and because the Board as a whole participates in the consideration of executive compensation.

Employment Agreements

Vampt entered into management and consulting agreements with certain executive officers and key employees disclosed below effective March 1, 2012, prior to completing the Merger. The management agreements provided for certain salaries to be paid along with incentive fees equal to 2.5% of the working capital raised by Vampt each month, as disclosed in the original Form 8-K filed with the SEC on May 11, 2012. Prior to filing this amended Form 8-K/A, Vampt and the officers and key employees agreed to eliminate the incentive fee based payments in favour of increasing salaries. The increased salary amounts are disclosed below.

Vampt entered into a management agreement with Ian Toews effective March 1, 2012, pursuant to which he agreed to serve as the Chief Executive Officer of Vampt for a five year term ending February 28, 2017. The agreement will renew automatically on the same terms and conditions for subsequent 2-year periods if not specifically terminated.

We agreed to pay Mr. Toews a base salary of $120,000 per year and a grant of $4,000 in common shares, granted at the end of each quarter in arrears, as well as reimbursing pre-approved out-of-pocket expenses. Mr. Toews’ salary will be subject to annual increases as agreed to by Vampt and Mr. Toews. Mr. Toews also receives benefits including life, medical and disability insurance. He also been granted the right to receive up to 20% of the stock options available for grant under any stock option plan implemented by Vampt, subject to regulatory approval. Mr. Toews is also entitled to a termination fee equal to the sum of:

(a)	the amount to buy-out any outstanding stock options for a price equal to the fair market value of our common shares as described in the agreement; and

(b)	the greater of the following, subject to a maximum amount of the base salary at the time of termination multiplied by three:

(i)	the remaining base salary due to Mr. Toews over the remaining term of the agreement; and

(ii)	the equivalent of the base salary multiplied by two, plus one month of base salary for each year or portion of a year served after the effective date of the agreement;

A bonus may be granted to Mr. Toews at the discretion of our Board. In the event the agreement is terminated or not renewed, Mr. Toews will receive certain termination fees as further described in the agreement which is included as an exhibit to this Report.

Vampt entered into a management agreement with Richard Ikebuchi effective March 1, 2012 on the same terms and conditions as described above for Mr. Toews.

Darren Battersby entered into a consulting agreement with Vampt dated effective March 1, 2012, pursuant to which he provides management services, including serving as Vampt’s Chief Financial Officer for a term of six months ending on October 1, 2012. The agreement will renew automatically on the same terms and conditions for subsequent 6-month periods if not specifically terminated. We agreed to pay Mr. Battersby a consulting fee of $8,000 per month and the grant of $4,000 in common shares, granted at the end of each quarter in arrears, as well as reimbursement of pre-approved out-of-pocket expenses.

Jaime Guisto entered into a consulting agreement with Vampt dated effective March 1, 2012, pursuant to which he provides management services, including serving as Vampt’s VP Sales for a term of six months ending on October 1, 2012. The agreement will renew automatically on the same terms and conditions for subsequent 6-month periods if not specifically terminated. We agreed to pay Mr. Guisto a consulting fee of $10,000 per month and the grant of $4,000 in common shares, granted at the end of each quarter in arrears, as well as reimbursement of pre-approved out-of-pocket expenses. Mr. Guisto is also eligible for a performance bonus equal to 2.5% of the gross dollars of all product invoiced each month.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2011, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation and management agreements entered into by Vampt with its executive officers and described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions of Coronado:

●	On December 16, 2011, Coronado issued 433,332 common shares in settlement of the following debt: an amount indebted to a privately held company owned and controlled by Coronado’s President in the amount of $162,500, and to another shareholder in the amount of $162,500. The amounts bore 10% annual interest and were unsecured and had no terms of repayment. Upon conversion of the debt, related parties waived the accrued interest in the amount of $65,029. Coronado recorded this forgiveness of interest as an adjustment to additional paid-in capital.

●	As at December 31, 2011, Coronado is indebted to majority shareholders in the amount of $62,500. The amounts bear 10% annual interest, are unsecured, and all are due on demand with the exception of $3,000 which is due on April 30, 2012. As at December 31, 2011, $9,594 in accrued interest has been recorded.

●	As at December 31, 2011, Coronado is indebted to various shareholders in the amount of $7,266, net of repayments during the period. The amounts are unsecured, non-interest bearing and have no terms of repayment.

●	Pursuant to the Agreement and Plan of Merger, on the Closing Date Coronado issued 10,568,751 common shares to former shareholders of Vampt, including a total of 5,936,250 common shares issued to Coronado’s newly appointed officers and directors as of the Closing Date; warrants to purchase 476,250 of Coronado common shares; and 100 shares of Coronado’s newly designated Series A Preferred Stock to Ian Toews, a former shareholder of Vampt. See “Directors and Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” of this Report for further details.

Related Party Transactions of Vampt:

●	On November 25, 2011, Vampt acquired all right, interest and title in and to the Technology developed by Vampt Canada under the Technology Agreements for consideration of the issuance of 750,000 common shares in the capital of Vampt to Vampt Canada, all of which were converted into 450,000 Coronado shares upon completion of the Merger. The Technology Vampt acquired includes various beverage formulas to produce malt beverage products in the United States, trade names, marks and artwork employing the name “Vampt”, bottling, distribution and retail networks and contractual and other relationships. Title to the Technology vested in Vampt upon execution of the Technology Agreements. Vampt has generated revenues of $98,572 from the date of acquisition of the Technology to December 31, 2011. Vampt was incorporated as a subsidiary of Vampt Canada but was subsequently capitalized such that Vampt Canada became a minority shareholder of Vampt. This has allowed Vampt to focus on conducting operations in the U.S. and to complete the Merger with Coronado.

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●	As at December 31, 2011, Vampt Canada had advanced $754,016 to Vampt. As per the Merger Agreement, the intercompany loans of Vampt could be no more than $750,000 and the amount of the loan was adjusted as such. The advance is unsecured, bears no interest and will be repaid at a minimum of 10% before tax profit of Vampt, calculated on an annual basis. During the three months ended March 31, 2012, Vampt repaid $66,063 to Vampt Canada.

●	On March 14, 2012, Vampt entered into a “Barter and Marketing Services Agreement” with VamptX, a company whose directors are Ian Toews, Richard Ikebuchi and Gregory Darroch, who are also the directors of Vampt, for VamptX to provide product awareness and marketing services and manage any barter services, all such services to be provided to Vampt at a price of cost plus 5%. The term of the agreement ends on March 13, 2017 unless earlier terminated by the parties in accordance with the provisions of the agreement. As consideration, Vampt sold to VamptX 1,000,000 common shares of Vampt at a price of $0.0001 per share, all of which were converted to 750,000 Coronado common shares upon completion of the Merger.

●	During the three months ended March 31, 2012, Vampt sold 9,515,000 common shares at $0.0001 per share to the following related parties:

○  Inventur Holdings Corp. – 4,500,000 common shares

○  Rick Ikebuchi – 1,025,000 common shares

○  0913584 B.C. Ltd. – 617,500 common shares

○  Gregory Darroch – 1,275,000

○  Jaime Guisto – 497,500 common shares

○  Vampt Canada – 600,000 common shares

○  VamptX – 1,000,000 common shares

●	During the three months ended March 31, 2012, Vampt paid $13,083 of finder’s fees to Darren Battersby in the amount of $3,285 and Ian Toews in the amount of $9,798. Mr. Battersby and Mr. Toews are related parties. The fees were paid for equity financing activities.

●	As at March 31, 2012, Vampt was owed $25,000 of receivables for a payment made to a vendor on behalf of VamptX.

●	In April 2012 and in advance of completing the Merger, Vampt entered into the New Loan Agreement in respect of a prior inventory loan granted to Vampt’s wholly-owned subsidiary, Vampt Brewing Company Limited. See Item 2.01 of this Report for further details.

●	On April 11, 2012, Vampt entered into a trademark assignment agreement with Vampt Canada pursuant to which all rights, interests and title of Vampt Canada in and to certain U.S. trademarks were assigned, sold and transferred to Vampt in exchange for issuing 750,000 common shares in Vampt to Vampt Canada, which were deemed to have a value of $0.03 per share and were subsequently written down to a carrying value of $1.

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●	Concurrent with being assigned the trademarks on April 11, 2012, Vampt assumed the obligations of Vampt Canada as co-debtor under an operating loan facility of up to $2,000,000 originally granted to Vampt Canada and Vampt’s wholly-owned subsidiary, Vampt Brewing Company Limited by way of the Original Loan Agreement, which is dated August 11, 2011 and is among the Lenders and Kalamalka acting as agent to the accredited investors. In furtherance thereof, Vampt entered into the New Loan Agreement with Vampt Canada, Vampt Brewing Company Limited and Kalamalka. Vampt also entered into the Agency and Interlender Agreement with Kalamalka, the Lenders, Vampt and Brewing Company Limited, which appoints Kalamalka as the agent to the Lenders and sets out the agent’s and the Lenders’ respective rights to one another. See “Item 2.01 Completion of Acquisition or Disposition of Assets – Description of Business - Vampt” for further details. Vampt also entered into a “Pledge and Security Agreement” dated April 11, 2012 pursuant to which it pledged to Kalamalka, as security and collateral for all amounts owed under the New Loan Agreement, an exclusive lien over and security interest in and to a total of 1,001 common shares in the capital of Vampt Brewing Company Limited owned by Vampt, as well as any convertible securities, dividends or other distributions payable received by Vampt from time to time, as well as all cash and non-cash proceeds relating to the foregoing. The largest amount of principal outstanding under the New Loan Agreement was $575,000, subject to a rate of interest of 1% per month.

Director Independence

Our securities are quoted on the OTCQB, which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize the director members of our Board to determine whether they qualify as independent directors under such definition.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock will continue to be quoted on the OTCQB under the symbol “CRAO”. Our common stock has not had any trading activity, since first being quoted on February 14, 2007. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. As of the Closing Date and after giving effect to the Merger, 17,287,602 shares of our common stock were issued and outstanding.

As of the Closing Date, the Warrants are exercisable for an aggregate of 476,250 shares of our common stock at an exercise price of $0.75 per share until October 15, 2014.

Holders

As of May 10, 2012 and after giving effect to the Merger, there were approximately 30 holders of record of our common stock, which does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

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Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board has complete discretion on whether to pay dividends. Even if our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant.

Penny Stock

Our common stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance. We intend to adopt an equity compensation plan in which our directors, officers, employees and consultants shall be eligible to participate. However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 3.02 of this Report for further details.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.001 per share and 100 Preferred Shares, which are our newly created Series A Preferred Stock having a par value of $0.001 per share.

Common Shares

As of the Closing Date and after giving effect to the Merger, 17,287,602 shares of our common stock were issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally amongst each other and with holders of Preferred Shares in dividends from sources legally available, when, as and if declared by our Board, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

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Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board.

Our Board is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Preferred Shares

Our Board has the authority, may issue up to 100 Preferred Shares, which carry the rights and restrictions set out in the Certificate of Designation filed as Exhibit 3.4 hereto. The Preferred Shares rank senior in priority to the common stock. All Preferred Shares are entitled to share equally amongst each other and with holders of common stock in dividends from sources legally available, when, as and if declared by our Board. The Preferred Shares carry no voting rights, but holders have the power to appoint two members to our Board until May 7, 2015. In the event of a takeover or acquisition of our company or our assets, the holders of Preferred Shares will have the right to 10% of any consideration received by our company, or our shareholders in relation thereto.

Holders of our Preferred Shares have no preemptive rights to purchase additional shares Preferred Shares or other subscription rights. Our Preferred Shares carry no conversion rights and are not subject to redemption or to any sinking fund provisions.

Warrants

In connection with the Offering, we issued Warrants to purchase an aggregate of 476,250 shares of our common stock at an exercise price of $0.75 per share until October 15, 2014. Each Warrant entitles the holder to purchase one share of our common stock and is exercisable in whole or in part. The Warrants may be exercised at any time upon the election of the holder.

The exercise price and number of shares of common stock to be received upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.

Holders of Warrants do not have voting, pre-emptive, subscription or other rights of stockholders in respect of the Warrants, nor shall the holders be entitled to receive dividends from the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

●  Chapter 78 of the Nevada Revised Statutes (the “NRS”); and

●  Article 5 of our Bylaws.

Bylaws

Article 5 of our Bylaws permits indemnification, provided such indemnification is approved by the Board, to the extent permitted by the NRS and provided that the actions of the indemnified person are not determined to be due to negligence or intentional misconduct in the performance of a duty.

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Indemnification by us in advance of a final disposition on the matter for which is indemnification is sought is permitted under our Bylaws to the extent it does not conflict with the NRS.

A written claim to enforce indemnification must be paid within 60 days after receipt by us, or within 20 days if a final disposition has not yet been made, or else the indemnified party seeking payment is entitled to commence an action to recover payment and to be paid for expenses in relation to such enforcement action.

We are entitled to maintain insurance to protect our company from liability arising from our operations, or from the performance of our directors, officers and employees in such capacities, to the extent permitted by the NRS.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

a.	is not liable pursuant to NRS 78.138; or
b.	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

a.	is not liable pursuant to NRS 78.138; or
b.	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Item 3.02	Unregistered Sales of Equity Securities.

Vampt and Coronado completed the sales of unregistered securities set out below.

Coronado

During the last three years, we completed the following sales of unregistered securities:

●	On June 14, 2012, pursuant to the completion of the Merger we issued 429,375 common shares to 2 U.S. persons; 10,120,626 common shares to 36 non-U.S. persons; 100 Preferred Shares to 1 non-U.S. person; and warrants to purchase up 476,250 common shares to 6 non-U.S. persons. All issuances were to former shareholders of Vampt. See Item 2.01 of this Report for further details. These securities were issued to non-U.S. persons pursuant to the exemption found in Regulation S of the Securities Act, and to U.S. persons pursuant to Section 4(2) of the Securities Act as they were not part of a distribution to the public due to the limited number of shareholders involved who were current shareholders of Vampt; there was no general solicitation or advertising to market the securities; and the investors were either “accredited investors” as such term is defined under the Securities Act or are sophisticated investors such that they have sufficient knowledge and experience in financial and business matters.

●	On April 30, 2012 Coronado issued 1,285,519 shares at $0.16 per share for total proceeds of $205,667 to 12 shareholders, including 2 U.S. shareholders, in reliance on Regulation S of the Securities Act for the issuances to non-U.S. persons, and on Section 4(2) of the Securities Act for the issuances to U.S. persons. The exemption under Section 4(2) was relied upon on the basis that the securities were not part of a distribution to the public as they were issued pursuant to a merger; there was no general solicitation or advertising to market the securities; and the investors were either “accredited investors” as such term is defined under the Securities Act or are sophisticated investors such that they have sufficient knowledge and experience in financial and business matters.

●	On December 16, 2011, Coronado issued an aggregate of 433,332 shares of its common stock at a deemed price of $0.75 per share pursuant to two agreements to settle debt in the amount of $325,000 with related parties. As of the date of the debt settlement, Coronado had accrued interest of $65,029 payable to related parties, which was waived by the related parties. Therefore Coronado recorded the forgiveness of interest from related parties as an adjustment to paid-in capital. Coronado issued 216,666 shares of common stock to one U.S. individual (as that term is defined in Regulation S of the Securities Act) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act, as amended and issued 216,666 shares of common stock to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and Section 4(2) of the Securities Act. Reliance upon the exemption under Section 4(2) is based upon the following factors; the securities were issued to settle debt and thus the company did not market the securities by way of general solicitation or advertising methods; and the holders have sufficient knowledge about the company’s operations as they are related parties of Coronado.

●	Coronado did not sell any equity securities which were not registered under the Securities Act during the year ended December 31, 2010 that were not otherwise disclosed on its quarterly reports on Form 10-Q or our current reports on Form 8-K filed during the year ended December 31, 2010.

●	Coronado did not sell any equity securities which were not registered under the Securities Act during the year ended December 31, 2009 that were not otherwise disclosed on its quarterly reports on Form 10-Q or our current reports on Form 8-K filed during the year ended December 31, 2009.
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 Vampt

The authorized capital of Vampt consists of 50,000,000 common shares with a par value of $0.0001 per common share. The total number of common shares issued and outstanding as at March 31, 2012 is 20,426,978. From Vampt’s incorporation on January 13, 2011 to the date of the Form 8-K, Vampt completed the following sales of unregistered securities:

●	On November 25, 2011, we entered into an agreement to issue 750,000 common shares to Vampt Canada as consideration for acquiring all right, interest and title in and to certain technology developed by Vampt Canada under the Technology Agreements. See “Item 2.01 Completion of Acquisition or Disposition of Assets – Description of Business – Vampt – Sources and Availability of Raw Materials and Production” for further details. Vampt Canada is a non-U.S. person as defined in Regulation S of the Securities Act. These securities were issued in an offshore transaction relying on Regulation S of the Securities Act.

●	As at December 31, 2011, Vampt had received subscriptions to purchase a total of 17,317,746 common shares at prices ranging from $0.0001 to $0.75 per share for total subscriptions amounting to $272,398. The company has one year to accept the subscriptions and issue the shares or to return the funds. The funds may be used for general business purposes upon receipt. No interest will accrue on any subscription funds received, regardless of whether the subscription is accepted or rejected within the one year period. The subscriptions we received but have not yet accepted include subscriptions from 18 U.S. persons to purchase 576,410 Vampt Shares, and subscriptions from 191 non-U.S. persons to purchase 16,741,336 Vampt Shares. These subscriptions were solicited in an offshore transaction relying on Regulation S for issuances to non-U.S. persons and Section 4(2) of the Securities Act for issuances to U.S. persons (the terms non-U.S. person and U.S. person are as defined in Regulation S of the Securities Act). Reliance upon section 4(2) of the Securities Act is based upon the limited number of investors; no general solicitation of advertising efforts being made; and the investors were either “accredited investors” as such term is defined under the Securities Act or are sophisticated investors such that they have sufficient knowledge and experience in financial and business matters.

●	On March 7, 2012 we issued an aggregate of 13,494,167 common shares to 36 non-U.S. persons and an aggregate of 572,500 common shares to 2 U.S. persons (the terms non-U.S. person and U.S. person are as defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S for issuances to non-U.S. persons and Section 4(2) of the Securities Act for issuances to U.S. persons. Reliance upon the exemption under Section 4(2) of the Securities Act is based upon the following: the issuance was not a public offering due to the limited number of investors; no general solicitation or marketing efforts were used to advertise the securities; and the investors were either “accredited investors” as such term is defined under the Securities Act or are sophisticated investors such that they have sufficient knowledge and experience in financial and business matters.

●	As at March 31, 2012, we received subscriptions to purchase a total of 6,360,311 common shares at prices ranging from $0.0001 to $0.75 per share. The subscriptions have been paid for, but the shares have not yet been issued. The company has one year to accept the subscriptions and issue the shares or to return the funds. The funds may be used for general business purposes upon receipt. No interest will accrue on any subscription funds received, regardless of whether the subscription is accepted or rejected within the one year period. The subscriptions we received but have not yet accepted include subscriptions from 10 U.S. persons to purchase 488,333 Vampt Shares, and subscriptions from 144 non-U.S. persons to purchase 5,871,978 Vampt Shares. These subscriptions were solicited in an offshore transaction relying on Regulation S for issuances to non-U.S. persons and Section 4(2) of the Securities Act for issuances to U.S. persons (the terms non-U.S. person and U.S. person are as defined in Regulation S of the Securities Act). Reliance upon section 4(2) of the Securities Act is based upon the limited number of investors; no general solicitation of advertising efforts being made; and the investors were either “accredited investors” as such term is defined under the Securities Act or are sophisticated investors such that they have sufficient knowledge and experience in financial and business matters.

These securities were issued without a prospectus pursuant to Regulation S under the Securities Act. Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Our reliance upon the exemption under section 4(2) of the Securities Act was based on the fact that the issuance of the securities did not involve a “public offering”. Each offering was not a “public offering” as defined in section 4(2) due to the number of persons involved in the deal, the size of the offering, the manner of the offering and the number of securities offered. We did not undertake an offering in which we sold a high number of shares to a significant number of investors. The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated in the offering. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in section 4(2) of the Securities Act for transactions not involving any public offering.

30

Item 4.01	Changes in Registrant’s Certifying Accountant.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Dismissal of Previous Independent Registered Public Accounting Firm

Effective June 28, 2012 our Board approved the dismissal of KPMG LLP Chartered Accountants (“KPMG”) as the independent auditor of Vampt, effective immediately.

KPMG’s report on Vampt’s financial statements for the period from January 13, 2011 to December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report contained an additional paragraph stating that “we draw attention to Note 2 in the financial statements which indicates that Vampt Beverage USA Corp. incurred a net loss of $1,888,612 from inception on January 13, 2011 to December 31, 2011, an accumulated deficit of $1,612,196, that current liabilities exceed current assets by $225,917 and had negative cash flows from operations of $1,622,068. These conditions, along with other matters as set forth in Note 2 in the consolidated financial statements, indicate the existence of a material uncertainty that casts substantial doubt about Vampt Beverage USA Corp.’s ability to continue as a going concern”.

During the period from January 13, 2011 to December 31, 2011 and the subsequent interim period to the date of KPMG’s dismissal, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports, and (2) reportable events.

We furnished KPMG with a copy of this disclosure on July 3, 2012 providing KPMG with the opportunity to furnish us with a letter addressed to the SEC stating whether KPMG agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating anything in respect of which it does not agree.  A copy of KPMG’s response letter to the SEC is included as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss KPMG as our independent auditor, the Board re-affirmed the appointment of MaloneBailey, LLP (“MaloneBailey”) as the independent auditor for our company and our subsidiary, Vampt.

During the years ended December 31, 2011 and 2010 and through the date hereof, neither our Company nor anyone acting on our behalf has consulted MaloneBailey with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and a written report was not provided to our company or nor was oral advice provided that MaloneBailey concluded was an important factor considered by our company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Following closing of the Merger, Inventur Holdings Corp. owns an aggregate of 3,375,000 shares or 19.5% of our common stock. Inventur Holdings Corp. is a company over which Ian Toews exercises voting control.

Item 9.01	Financial Statements and Exhibits.

We are filing the following financial statements and pro forma financial information and exhibits as part of this Form 8-K/A:

●	Pro Forma Financial Statements as at and for the year ended December 31, 2011 and for the three months ended March 31, 2012 (unaudited); and
●	Interim Financial Statements for Vampt Beverage USA, Corp. for the quarter ended March 31, 2012 (unaudited).

31

Index – Vampt America, Inc. Pro Forma Financial Statements as at and for the Year Ended December 31, 2011 and for the Three Months Ended March 31, 2012 (unaudited)

Unaudited Pro Forma Balance Sheet as at March 31, 2012	F-1
Unaudited Prof Forma Statement of Operations for the three months ended March 31, 2012	F-2
Unaudited Pro Forma Statement of Operations for the year ended December 31, 2011	F-3
Notes to the Pro Forma Financial Statements	F-4 to F-5

Index - Vampt Beverage USA, Corp. Interim Financial Statements for the Three Months Ended March 31, 2012 (unaudited)

Consolidated Balance Sheets as at March 31, 2012 and December 31, 2011	F-1
Consolidated Statements of Operations for the three months ended March 31, 2012 and 2011	F-2
Consolidated Statements of Cash Flows for the three months ended March 31, 2012 and 2011	F-3
Notes to Interim Consolidated Financial Statements	F-4 to F-8

32

Pro Forma Financial Statements

Vampt America, Inc.

As at and for the year ended December 31, 2011

& for the three months ended March 31, 2012

(Unaudited)

33

Unaudited Pro Forma Balance Sheet

March 31, 2012

	Coronado Corp.	Vampt Beverage USA, Corp	Pro Forma Adjustments		Pro Forma
	(Historical)	(Historical)
ASSETS
Current
Cash and cash equivalents	$7,601	$81,842	$29,637	A	$119,080
Accounts receivable	-	10,311	-		10,311
Accounts receivable – related party	-	25,000			25,000
Inventories	-	213,843	-		213,843
Prepaid expenses and deposits	-	61,000	-		61,000
	7,601	391,996	29,637		429,234

Deferred financing costs	-	9,912	-		9,912

Total Assets	7,601	$401,908	$29,637		$439,146

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current
Accounts payable and accrued liabilities	$40,664	$281,713	$(36,833)	A	$285,544
Short term debt	47,500	-	(45,640)	A	1,860
Short term notes due to related parties	68,574	-	(68,574)	A	-
Short term notes payable	-	575,000	-		575,000
Short term convertible notes payable	-	380,590			380,590
Accrued interest to related parties	18,073	-	(18,073)	B	-
Derivative liability	-	9,768	-		9,768
Due to stockholder	-	683,937	-		683,937
Total Current liabilities	174,811	1,931,008	(169,120)		1,936,699
Long term convertible notes payable	-	64,702	-		64,702

Total Liabilities	174,811	1,995,710	(169,120)		2,001,401

Stockholders’ equity (deficit)
Capital Stock
Authorized: 100,000,000 common share, $0.001 par value
Issued and outstanding shares: 6,718,751	5,589	-	1,130	A, C	6,719
Capital Stock
Authorized: 100,000,000 common share, $0.001 par value
Issued and outstanding shares: 6,718,751	-	2,047	(2,047)	C	-
Additional paid in capital	523,894	665,582	(497,019)	A,B,C	692,457
Deficit	(696,693)	(2,261,431)	696,693	D	(2,261,431)
Total stockholders’ equity	(167,210)	(1,593,802)	198,757		(1,562,255)

Total	$7,601	$401,908	$29,637		$439,146

See accompanying notes to the unaudited pro forma financial statements

F-1

Unaudited Pro Forma Statement of Operations

For the three months ended March 31, 2012

	Coronado Corp	Vampt Beverage USA, Corp	Pro Forma Adjustments		Pro Forma
	(Historical)	(Historical)

Revenue	$-	$27,850	$-		$27,850

Cost of goods sold	-	39,358	-		39,358

Gross Profit	-	(11,508)	-		(11,508)

Expenses
Compensation and benefits	-	164,387	-		164,387
General and administrative	3,577	28,707	(3,577)	E	28,707
Professional fees	19,822	38,810	(19,822)	E	38,810
Sales and marketing	-	57,634	-		57,634
Travel	-	20,654	-		20,654
	23,399	310,192	(23,399)		310,192

Other Income (Expense)
Interest expense – related parties	(2,733)	-	2,733	E	-
Gain on derivative liability	-	736	-		736
Interest expense	-	(33,372)	-		(33,372)
Loss on foreign exchange	(599)	-	599	E	-

Net loss	$(26,731)	$(354,336)	$26,731		$(354,336)

Basic and diluted loss per common share	$(0.00)	n/a		F	$(0.06)

Weighted average number of common shares outstanding	5,462,522	n/a		F	5,462,522

See accompanying notes to these unaudited pro forma financial statements

F-2

Unaudited Pro Forma Statement of Operations

For the year ended December 31, 2011

	Coronado Corp	Vampt Beverage USA, Corp	Pro Forma Adjustments		Pro Forma
	(Historical)	(Historical)

Revenue	$-	$517,462	$-		$517,462

Cost of goods sold	-	916,376	-		916,376

Gross Profit	-	(398,914)	-		(398,914)

Expenses
Compensation and benefits	-	473,548	-		473,548
General and administrative	9,698	72,789	(9,698)	E	72,789
Product research and development	-	100,174	-		100,174
Professional fees	26,152	127,555	(26,152)	E	127,555
Sales and marketing	-	514,764	-		514,764
Travel	-	150,146	-		150,146
	35,850	1,438,976	(35,850)		1,438,976

Other Income (Expense)
Interest expense – related parties	(41,765)	-	41,765	E	-
Interest expense	-	(50,722)	-		50,722
Gain on foreign exchange	1,182	-	(1,182)	E	-

Net loss	$(76,433)	$(1,888,612)	$76,433		$(1,888,612)

Basic and diluted loss per common share	$(0.02)	n/a		F	$(0.38)

Weighted average number of common shares outstanding	5,017,808	n/a		F	5,017,808

See accompanying notes to these unaudited pro forma financial statements

F-3

VAMPT AMERICA, INC.

Notes to the Pro Forma Financial Statements

(unaudited)

 NotE 1 – Basis of presentation

The unaudited pro forma consolidated balance sheet as at March 31, 2012 and the unaudited pro forma condensed statements of operations for the year end December 31, 2011 and the three month period ended March 31, 2012 are based on the unaudited balance sheets of Coronado Corp (the “Company) and Vampt Beverage USA, Corp (“Vampt”) as of March 31, 2012, the audited statements of operations for the year ended December 31, 2011 and the unaudited statements of operations for the three months ended March 31, 2012 combined with pro forma adjustments to give effect to the merger as if it occurred on March 31, 2012.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s financial position would have been if such transactions has occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 – PRO FORMA ADJUSTMENTS TO BALANCE SHEET AND STATEMENTS OF OPERATIONS

A – To reflect the completion of the Company’s private placement financing,as if it happened March 31, 2012, by which it raised proceeds of $180,684 through the issuance of 1,129,169 common shares at a price of $0.16 per share and to reflect the settlement of the Company’s material liabilities as the use of the proceeds raised.

B – To reflect the forgiveness of accrued interest owing to related parties as if it occurred on March 31, 2012.

C – To reflect the elimination of Vampt’s common stock and the issuance of the Company’s common stock pursuant to the terms of the merger as described in Note 3.

D – To reflect the elimination of the Company’s pre-merger historical accumulated deficit.

E – To reflect the elimination of the Company’s pre-merger expenses for the year ended December 31, 2011 and for the three months ended March 31, 2012.

F – The pro forma loss per common share is calculated using the Company’s pre-merger weighted average number of common shares outstanding.

NOTE 3 – REVERSE MERGER TRANSACTION

Effective May 7, 2012, the Company entered into a series of transactions pursuant to which it acquired an operating business Vampt Beverage USA, Corp, (“Vampt”), by completing a statutory merger under the Nevada Revised Statutes (the “Merger”). The Merger was agreed to under a plan of merger and merger agreement dated December 8, 2011 among the Company and Vampt. The Merger was effected by converting all of the issued and outstanding common stock in the capital of Vampt and common share purchase warrants into the equivalent securities in the Company at a ratio of three-quarters of a Company security for every 1 Vampt security issued and at a price of less than $0.50 per share, and at a ratio of 1 the Company security for every 1 Vampt security issued at a price of $0.50 or more, and outstanding as of the effective time of the Merger. A total of 10,568,751 Company common shares and Company warrants to purchase up to an additional 476,250 Company common shares at a price of $0.75 per share until October 15, 2014 were issued, representing 60.4% of the total common shares of Vampt on a fully diluted basis taking into account the additional subscriptions received by Vampt, but not issued out of treasury as at June 30, 2012. The warrants issued by the Company are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. As a result of the Merger, Vampt became a controlled majority-owned subsidiary of the Company. Vampt has one wholly-owned subsidiary, Vampt Brewing Company Limited.

Prior to and after completing the Merger, Vampt entered into subscription agreements granting subscribers the right to purchase 8,230,363 common shares and 4,073,158 warrants, options and convertible debt, representing 39.6% of the issued and outstanding securities of Vampt on a fully diluted basis. These securities had not been converted into securities of the Company as of June 30, 2012.

F-4

VAMPT AMERICA, INC.

Notes to the Pro Forma Financial Statements

(unaudited)

The Company also created a class of Series A Preferred Stock (the “Preferred Shares”) pursuant to the Merger. A total of 100 Preferred Shares (100%) were issued to Ian Toews, the former principal shareholder of Vampt who is now the Chief Executive Officer and a Director of the Company, under the Merger Agreement. The Preferred Shares carry the right for the holder to appoint two directors to the Company’s board of directors for a period of 3 years after the effective time of the Merger and the right to receive 10% of the consideration tendered in the event of any take-over or buy-out of the Company.

Effective June 19, 2012, pursuant to the Merger the Company changed its name from “Coronado Corp.” to “Vampt America Inc.”

Based on the unaudited balance sheet of the Company pre-Merger, the net assets at estimated fair market value that were combined in the Merger were as follows:

Cash	$47,425
Current liabilities	$21,308
Net assets acquired	$26,117

The acquisition was accounted for as a recapitalization and Vampt was deemed the acquirer for accounting purposes. The substance of the transaction is a capital transaction and will be accounted for as a reverse takeover.

F-5

Interim Consolidated Financial Statements

Vampt Beverage USA, Corp

For the Three Months ended March 31, 2012

(Unaudited)

Consolidated Balance Sheets

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current
Cash and cash equivalents	$81,842	$13,469
Accounts receivable	10,311	27,774
Accounts receivable - related party	25,000	-
Inventories	213,843	255,674
Prepaid expenses and deposits	61,000	11,300
	391,996	308,217

Deferred financing costs	9,912	-

Total Assets	$401,908	$308,217

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current
Accounts payable and accrued liabilities	$281,713	$534,133
Short term note payable	575,000	602,158
Short term convertible notes payable	380,590	-
Derivative liability	9,768	-
Due to stockholder	683,937	750,000

Total Current liabilities	1,931,008	1,886,291

Long term convertible notes payable	64,702	34,122

Total Liabilities	1,995,710	1,920,413

Stockholders’ equity (deficit)
Capital Stock
Authorized: 100,000,000 common share, $0.001 par value Issued and outstanding shares: 20,469,061 and 1, respectively March 31, 2012 and December 31, 2011	2,047	-
Additional paid in capital	665,582	1
Capital stock subscribed, but unissued		294,898
Deficit	(2,261,431)	(1,907,095)
Total stockholders’ deficit	(1,593,802)	(1,612,196)

Total	$401,908	$308,217

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31, 2012	Three months ended March 31, 2011

Revenue	$27,850	$207,025

Cost of goods sold	39,358	196,701

Gross Profit	(11,508)	10,324

Expenses
Compensation and benefits	164,387	103,813
General and administrative	28,707	5,018
Product research and development	-	240
Professional fees	38,810	23,835
Sales and marketing	57,634	6,874
Travel	20,654	36,677
	310,192	176,457

Other Income (Expense)
Gain on derivative liability	736	-
Interest expense	(33,372)	-

Net loss	$(354,336)	$(166,133)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31, 2012	Three months ended March 31, 2011

Operating Activities
Net loss	$(354,336)	$(166,133)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of deferred financing cost
Gain on derivative liability	(736)	-
Amortization of deferred financing costs	119	-
Destruction of inventory	13,519	-
Amortization of debt discount	11,790	-
Common stock issued for services	23,595	-
Changes in operating assets and liabilities:
Accounts receivable	(7,537)	(67,756)
Inventory	28,312	(232,165)
Prepaid expenses and deposits	(49,700)	-
Accounts payable and accrued liabilities	(279,579)	466,054

Net cash used for operating activities	(614,553)	-

Financing Activities
Repayments to related party	(66,063)	-
Proceeds from the issuance of debt	409,885	-
Payment of financing fees	(10,030)	-
Proceeds from sale of common stock	349,134	-
Net cash provided by financing activities	682,926	-

Increase in cash and cash equivalents	68,373
Cash and cash equivalents, beginning of period	13,469	-
Cash and cash equivalents, end of period	81,842	-

Supplementary cash flow information:
Cash paid on interest	$21,089	$-
Non-cash items:
Reclassification of debt to accrued interest	$27,158	$-
Debt discount from derivative liability	$10,504	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

VAMPT AMERICA, INC.

Notes to the Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2012

(Unaudited)

1.	basis of presentation and Nature of operations

VAMPT Beverage USA, Corp. (“we”, “our”, “VAMPT” or the “Company”) a Nevada corporation, was incorporated January 13, 2011. The principal business activity is the production and distribution of “Ready to Drink” flavored alcoholic beverages to the North American market.

On July 21, 2011, Vampt Beverage Company Limited (“Vampt Beverage”) was incorporated in Nevada. Vampt is the sole stockholder of Vampt Beverage.

2.	Going Concern

Management has prepared these financial statements assuming the Company will continue as a going concern, which assumes that the Company will continue its operations for the foreseeable future and realize its assets and discharge its liabilities in the normal course of business. At March 31, 2012, the Company had a working capital deficit of $1,539,012, which casts substantial doubt about the ability of the Company to continue as a going concern.

The Company’s ability to continue as a going concern is dependent on management’s ability to successfully implement the business plans, including accessing future funding until it has profitable operations. If the Company is not able to develop a market for its alcoholic beverages, or if the going concern is otherwise not appropriate in future periods, adjustments to the amounts recorded for, and classification of, assets and liabilities may be necessary.

Continued operations of the Company are dependent on the Company’s ability to obtain additional financing and to receive continued financial support from its creditors and stockholders and to generate future positive earnings and cash flows from operations. Management plans to obtain additional financing by way of the issuance of common shares and issuance of promissory notes and other debt instruments. However, there can be no assurance that the financing will be available as necessary, or if the financing is available, that it will be on terms acceptable to the Company. The outcome of these matters cannot be determined at this time.

The consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern basis were not appropriate for these consolidated financial statements, then adjustments would be necessary in the carrying value of the assets and liabilities, the reported revenue and expenses and the balance sheets classifications used.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Vampt Brewing Company Limited (“Vampt Brewing”). All significant intercompany accounts and transactions between the Company and its subsidiaries have been eliminated in consolidation.

Loss per Share – Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares had been issued and if the additional common shares were dilutive. Basic and diluted earnings per share for the period ended March 31, 2012 are the same as any incremental common stock equivalent would be anti-dilutive.

Recent Accounting Pronouncements — We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Deferred Financing Costs — Costs incurred to obtain long-term financing are amortized over the terms of the respective debt agreements using the interest method. In addition, deferred financing costs associated with convertible notes are expensed immediately, upon the conversion of portions of such notes into Common Stock. Amortization of deferred financing costs included in interest expense was $119 and $0 in the three months ended March 31, 2012 and 2011.

F-4

VAMPT AMERICA, INC.

Notes to the Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2012

(Unaudited)

4.	CONVERTIBLE DEBT

In January 2012, the Company issued $29,295 of preferred return convertible certificates that are convertible into common stock at $0.50 on demand. The units are redeemable 18 months after issuance at twice the original face value, less previous payments made to the date of redemption. Each certificate holder received common share purchase warrants at a rate of one warrant for every $10 of convertible certificates purchased. Each warrant issued has a 3-year term and is exercisable at $0.50. The conversion option embedded in the certificate and the warrants both contain reset provisions that allow for a reduction in the conversion price or exercise price based on a future issuance of debt or warrants. The Company determined that these provisions that protect holders from declines in the Company’s stock price or otherwise could result in modification of the exercise price and/or shares to be issued under the respective warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under ASC 815 – 40 – 15 result in these instruments not being indexed to the Company’s own stock. On the issuance date of the instruments, the fair value of these instruments was determined to be approximately $10,504, which was recorded as a derivative liability.

As a result of the redemption provision, conversion option and warrants described above, a total discount of $39,799 was recognized for this note during the three months ended March 31, 2012.

In March 2012, the Company received $380,590 as a convertible debenture (the “Debenture”) bearing 9% interest per annum due February 28, 2013. The Debenture is convertible as to principal and interest at any time at the holder’s election into share units (“Share Units”) (composed of a common share and a half warrant) at a price of $0.75 per Share Unit. The warrant is an eighteen-month warrant (from the debenture issue date) permitting the purchase of another common share at a price of $0.75 per share employing two half warrants.

The Company evaluated the embedded conversion features within the convertible debt under ASC 815 “Derivatives and Hedging” and determined the embedded conversion feature should be classified in equity. Additionally, the instruments were evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature. The Company determined the instruments had no intrinsic value and therefore no discount was recorded for a beneficial conversion feature.

5.	DERIVATIVE LIABILITIES

As described in Note 4, the Company has issued a convertible preferred certificate and warrants with certain reset provisions. The Company accounted for these reset provisions in accordance with ASC 815-40, which requires that the Company bifurcate the embedded conversion option as liability at the grant date and to record changes in fair value relating to the conversion option liability and warrants in the statement of operations as of each subsequent balance sheet date. The initial value of these liabilities was $10,504. They were re-measured at March 31, 2012 and a gain of $736 was recognized for the quarter ended March 31, 2012.

6.	FAIR VALUE

The Company measures fair value in accordance with a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

F-5

VAMPT AMERICA, INC.

Notes to the Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2012

(Unaudited)

The following is a reconciliation of the conversion option liability and detachable warrant liability for which Level 3 inputs were used in determining fair value:

Beginning balance January 1, 2012	$0

Initial recognition of debt derivative from issuance of January 3, 2012, $29,295 convertible note and warrants	10,504

Mark to market of debt derivative	(736)

Derivative as of March 31, 2012	$9,768

The Company’s conversion option and warrant liabilities are valued using pricing models and the Company generally uses similar models to value similar instruments. Where possible, the Company verifies the values produced by its pricing models to market prices. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit spreads, measures of volatility and correlations of such inputs. These consolidated financial liabilities do not trade in liquid markets, and as such, model inputs cannot generally be verified and do involve significant management judgment. Such instruments are typically classified within Level 3 of the fair value hierarchy. The Company determined a fair value for this convertible note using the Black Scholes Option Pricing. Significant assumptions used in the valuation include the following:

Dividend yield: 0%

Expected volatility of 55.42% to 63.71%

Risk free rate: 0.21% to 0.27%

Expected term: 1.0 to 1.5 years.

7.	CAPITAL STOCK

During Q1, the Company issued 42,083 common shares to certain members of management as a form of compensation to satisfy the services they are performing for the Company. The Company determined the fair value of these shares to be $23,595 based on sales of common shares to third parties during the same period and recorded this as stock based compensation during the three months ended March 31, 2012.

During the period, the Company issued 20,426,978 shares for cash at prices ranging from $0.0001 to $0.75 per share for total proceeds of $349,134, net of $13,083 of offering costs.

8.	RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2012, the Company repaid advances in the amount $66,063 to Vampt Canada, a stockholder. The remaining amount due of $683,937 is unsecured, bears no interest and is repayable based on the terms and conditions agreed to in the Technology Transfer Agreement, as described in the December 31, 2011 audited financial statements of the Company.

During three months ended March 31, 2012, the Company sold 9,515,000 shares for cash at $.0001 per share to related parties.

During the three months ended March 31, 2012, the Company paid $13,083 of finder’s fees related to equity or debt financing to related parties.

As of March 31, 2012, the Company is owed $25,000 of receivables for services performed for a related party.

F-6

VAMPT AMERICA, INC.

Notes to the Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2012

(Unaudited)

9.	Subsequent events

Reverse Merger Transaction

Effective May 7, 2012, the Company entered into a series of transactions pursuant to which it acquired an operating business Vampt Beverage USA, Corp, (“Vampt”), by completing a statutory merger under the Nevada Revised Statutes (the “Merger”). The Merger was agreed to under a plan of merger and merger agreement dated December 8, 2011 among the Company and Vampt. The Merger was effected by converting all of the issued and outstanding common stock in the capital of Vampt and common share purchase warrants into the equivalent securities in the Company at a ratio of three-quarters of a Company security for every 1 Vampt security issued and at a price of less than $0.50 per share, and at a ratio of 1 the Company security for every 1 Vampt security issued at a price of $0.50 or more, and outstanding as of the effective time of the Merger. A total of 10,568,751 Company common shares and Company warrants to purchase up to an additional 476,250 Company common shares at a price of $0.75 per share until October 15, 2014 were issued, representing 60.4% of the total common shares of Vampt on a fully diluted basis taking into account the additional subscriptions received by Vampt, but not issued out of treasury as at June 30, 2012. The warrants issued by the Company are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. As a result of the Merger, Vampt became a controlled majority-owned subsidiary of the Company. Vampt has one wholly-owned subsidiary, Vampt Brewing Company Limited.

Prior to and after completing the Merger, Vampt entered into subscription agreements granting subscribers the right to purchase 8,230,363 common shares and 4,073,158 warrants, options and convertible debt, representing 39.6% of the issued and outstanding securities of Vampt on a fully diluted basis. These securities had not been converted into securities of the Company as of June 30, 2012.

The Company also created a class of Series A Preferred Stock (the “Preferred Shares”) pursuant to the Merger. A total of 100 Preferred Shares (100%) were issued to Ian Toews, the former principal shareholder of Vampt who is now the Chief Executive Officer and a Director of the Company, under the Merger Agreement. The Preferred Shares carry the right for the holder to appoint two directors to the Company’s board of directors for a period of 3 years after the effective time of the Merger and the right to receive 10% of the consideration tendered in the event of any take-over or buy-out of the Company.

Effective June 19, 2012, pursuant to the Merger the Company changed its name from “Coronado Corp.” to “Vampt America Inc.”

Based on the unaudited balance sheet of the Company pre-Merger, the net assets at estimated fair market value that were combined in the Merger were as follows:

Cash	$47,425
Current liabilities	$21,308
Net assets acquired	$26,117

Notes Payable

On April 11, 2012, the Company negotiated a Loan Transfer, Guarantee and Warrant Agreement (the “Loan Agreement”) which amended and modified the terms of the original agreement entered in August 11, 2011. The following terms were amended:

●	Vampt has replaced Vampt Beverage Corp. (“Vampt Canada”) as co-debtor with Vampt Brewing

●	The term of the loan will be extended to March 31, 2014

●	The facility will be reduced to $1,200,000

●	Any warrants of Vampt Canada previously earned by the lenders shall now receive 1,200,000 warrants of the Company exercisable at $0.75 with an expiration date of March 31, 2014 and 750,000 warrants exercisable at $0.17, with an expiration date of March 31, 2014

F-7

VAMPT AMERICA, INC.

Notes to the Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2012

(Unaudited)

The Company evaluated the amended and modified terms under Accounting Standards Codification (“ASC”) 470-60 “Troubled Debt Restructurings”. Because the lenders did not grant a concession on this outstanding loan, the transaction was not accounted for as troubled debt restructuring. Consequently, the Company evaluated these transactions under ASC 470-50 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” to determine if the modification was substantial. Because the change in the present value of the future cash flows between the original debt and the amended debt was greater than 10%, the debt modification was determined to be substantial and accordingly the debt was extinguished. As a result, the Company recorded the incremental fair value of the warrants granted in the transaction of $457,777 as a loss on debt extinguishment during the six months ended June 30, 2012. As of June 30, 2012, the Company owed $546,683 under the amended note.

The Company paid legal fees of $34,040 to facilitate this transaction. The amount has been capitalized as a deferred financing cost and $3,952 has been amortized into interest expense as of June 30, 2012.

During the quarter ended June 30, 2012, the Company received advances of $129,131 from a related party that bear interest at 12%, are unsecured and due on demand. $68,503 was repaid on these advances during the same quarter.

Convertible Debt

In June 2012, the Company received $330,000 and in July 2012 the Company received $100,000 as convertible debentures (the “Debentures”) bearing 9% interest per annum due October 1, 2013. The Debentures are convertible as to principal and interest at any time at the holder’s election into common stock of the Company at a price of $0.80 per share. Each debenture holder received a warrant representing one half warrant for every $0.80 of debenture subscribed to and allows the holder to purchase a common share of the Company at a price of $1.00 per each two half warrants. The warrants expire January 1, 2014. As at June 30, 2012, there was a total of $330,000 debentures subscribed to and issued and 412,500 half warrants issued.

The Company evaluated the embedded conversion features within the convertible debt under ASC 815 “Derivatives and Hedging” and determined the embedded conversion feature should be classified in equity. Additionally, the instruments were evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature. The Company determined the instruments had no intrinsic value and therefore no discount was recorded for a beneficial conversion feature.

The Company recognized a debt discount of $8,919 for the relative fair value of the warrants granted in the transaction.

Capital Stock

Subsequent to March 31, 2012, the Company issued 1,879,582 shares for cash at prices ranging from $0.0001 to $0.75 per share for total proceeds of $83,424.

On April 30, 2012, the Company engaged a consultant for the purpose of providing advisory services regarding marketing and strategic issues to and on behalf of the Company, on a non-exclusive, non-full time basis. As compensation for those services, the consultant will receive 3,500,000 stock options (the “Options”) of Vampt. The Options are exercisable at $0.50 per share and expire April 30, 2019. The Options vest as follows:

●	40% of the Options will vest and become exercisable 90 days from the date of the agreement;
●	An additional 20% of the Options will vest on the first anniversary of the agreement;
●	An additional 20% of the Options will vest on the second anniversary of the agreement;
●	The final 20% of the Options will vest on the third anniversary of the agreement.

The options were valued using the Black-Scholes-pricing model. Significant assumptions used in the valuation include the following:

Expected term: 6.8 years

Expected volatility: 63.55%

Risk free interest rate: 1.11%

Expected dividend yield 0%

The grant date fair value of the options were determined to be $1,237,966.

******

F-8

(d)	Exhibits.

As part of this Amendment, we are refiling signed copies of certain exhibits filed with the Initial Filing.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated December 8, 2011, among Vampt, Coronado, and VB Acquisition Corp.
3.1	Articles of Merger (1)
3.2	Certificate of Designation For Series A Preferred Stock (1)
3.3	Articles of Incorporation (1)
3.4	By-laws (2)
3.5	Certificate of Amendment filed June 25, 2010
10.1	Form of Warrant Certificate (3)
10.2	Form of Letter of Transmittal and Pooling Agreement dated May 7, 2012 (3)
10.3	Management Agreement with Ian Toews dated March 1, 2012
10.4	Management Agreement with Richard Ikebuchi dated March 1, 2012
10.5	Management Agreement with Darren Battersby dated March 1, 2012
10.6	Management Agreement with Jaime Guisto dated March 1, 2012
10.7	Trademark Assignment Agreement with Vampt Beverage Corp. dated April 11, 2012
10.8	Undertaking by Vampt Beverage USA, Corp. dated April 11, 2012
10.9	Loan Transfer, Guarantee and Warrant Agreement dated April 11, 2012
10.10	Security Agreement of Vampt Brewing Company Limited dated April 11, 2012
10.11	Pledge and Security Agreement of Vampt Beverage USA, Corp. dated April 11, 2012
10.12	Agency and Interlender Agreement dated April 11, 2012
10.13	Barter and Marketing Services Agreement between Vampt and VamptX Corp. dated March 14, 2012
10.14	Brewing Agreement with Associated Brewing Company, Inc. dated January 1, 2012 (4)
10.15	Technology Transfer Agreement with Vampt Beverage Corp. dated November 25, 2011
10.16	Amendment to Technology Transfer Agreement with Vampt Beverage Corp. dated December 31, 2011
14	Coronado Corp. Code of Ethics (5)
16.1	Letter to the SEC from KPMG LLP dated as of August 29, 2012
99.1	Audited Consolidated Financial Statements for the period from inception on January 13, 2011 to December 31, 2011 for Vampt (3)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

(1) Filed as an exhibit to Vampt America’s Form 10-Q filed on August 21, 2012.

(2) Incorporated by reference from Coronado’s registration statement on Form SB-2, filed on June 15, 2006.

(3) Filed as an exhibit to Coronado’s Form 8-K filed on May 11, 2012.

(4) Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC.

(5) Filed as an exhibit to Coronado’s Form 10-KSB filed on June 29, 2007.

34

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2012		VAMPT AMERICA, INC.

	By:	/s/ Ian Toews
Ian Toews
Chief Executive Officer, Secretary and Treasurer

35